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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2017

To the stockholders of ASHFORD HOSPITALITY TRUST, INC.:

        The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 on May 16, 2017 beginning at 9:00 a.m., Central time, for the following purposes:

            (i)  to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

           (ii)  to obtain advisory approval of the company's executive compensation;

          (iii)  to obtain advisory approval on the frequency of future advisory votes on executive compensation;

          (iv)  to approve an amendment to the company's charter to increase the number of shares of common stock that the company is authorized to issue from 200,000,000 shares to 400,000,000 shares;

           (v)  to approve an amendment to the company's 2011 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 5,750,000 shares;

          (vi)  to ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017; and

         (vii)  to transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

        Stockholders of record at the close of business on March 31, 2017 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,
/s/ DAVID A. BROOKS
David A. Brooks, Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 13, 2017

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2017.

        The company's Proxy Statement for the 2017 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2016 and the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at www.ahtreit.com under the "INVESTOR" link, at the "Annual Meeting Material" tab.

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ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2017

        We are providing these proxy materials in connection with the solicitation by the board of directors of Ashford Hospitality Trust, Inc. of proxies to be voted on at our annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 beginning at 9:00 a.m., Central time, on May 16, 2017. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 13, 2017.

        "We," "our," "us," "Ashford," "Ashford Trust," and the "company" each refers to Ashford Hospitality Trust, Inc., a Maryland corporation and real estate investment trust ("REIT") listed on The New York Stock Exchange ("NYSE") under the ticker symbol "AHT." "Ashford Prime" refers to Ashford Hospitality Prime Inc. (NYSE: AHP), a Maryland corporation and REIT that spun off from us in November 2013. "Ashford Inc." refers to Ashford Inc. (NYSE MKT: AINC), a Maryland corporation that spun off from us in November 2014. "Ashford LLC" refers to Ashford Hospitality Advisors, LLC, a Delaware limited liability company and a subsidiary of Ashford Inc., which, together with Ashford Inc., serves as our external advisor. We refer to Ashford Inc. and Ashford LLC collectively as our "advisor." "Remington" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and property management company owned by Mr. Monty J. Bennett, Chairman of our board, and his father, Mr. Archie Bennett, Jr., our Chairman Emeritus. Mr. Monty J. Bennett serves as the Chief Executive Officer of Remington.

        At the annual meeting of stockholders, action will be taken to:

            (i)  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

           (ii)  obtain advisory approval of the company's executive compensation;

          (iii)  obtain advisory approval on the frequency of future advisory votes on executive compensation;

          (iv)  approve an amendment to the company's charter to increase the number of shares of common stock that the company is authorized to issue from 200,000,000 shares to 400,000,000 shares;

           (v)  approve an amendment to the company's 2011 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 5,750,000 shares;

          (vi)  ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017; and

         (vii)  transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or local economic conditions; the degree and nature of our competition; actual and potential conflicts of interest with our advisor, Remington, our executive officers and our non-independent directors; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in Ashford's other filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

 GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and other employees of our advisor may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained MacKenzie Partners Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a base fee of $10,000, plus out-of-pocket expenses.

Voting Securities

        Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 31, 2017, there were 97,019,295 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 31, 2017 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

Voting

        If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.

Counting of Votes

        A quorum will be present at the annual meeting if the stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chairman of the meeting until a quorum has been obtained.

        A nominee for director will be elected to the board of directors (Proposal 1) if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with abstentions and broker non-votes not counted as a vote cast either "for" or "against" that director's election).

        The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the company's executive compensation and on the frequency of future advisory votes on executive compensation (Proposals 2 and 3). However, in the case of the say-on-frequency vote (Proposal 3), in the event that no option receives an affirmative vote of a majority of all of the votes cast at the annual meeting required for approval, on an advisory basis, we will consider the option that receives the highest number of votes cast to be the frequency recommendation selected by stockholders. The affirmative vote of two thirds of all the votes entitled to be cast on the matter will be required to amend our charter to increase the number of shares authorized for issuance (Proposal 4). The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to approve the amendment of our 2011 Stock Incentive Plan (Proposal 5), to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2017 (Proposal 6) and for any other matter that may properly come before the stockholders at the meeting.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1), the advisory compensation proposals (Proposals 2 and 3), the amendment of our charter (Proposal 4) and the amendment of our 2011 Stock Incentive Plan (Proposal 5) are non-discretionary items under the rules of the NYSE and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1 through 5. The ratification of the appointment of BDO USA, LLP as independent auditors (Proposal 6) is a discretionary item, and as such, banks, brokers, and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 6). Abstentions and broker non-votes will not be considered "votes cast," will not be included in vote totals on Proposals 1 through 5 and will not affect the outcome of the votes, on Proposals 1 through 3 and 5. Abstentions will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the vote for Proposal 6. Since the vote required on Proposal 4 is the approval of two thirds of all of the votes entitled to be cast, an abstention or broker non-vote on Proposal 4 has the same effect as a vote against Proposal 4.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the board's recommendations.

Right to Revoke Proxy

        If you hold shares of common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our Corporate Secretary in writing before your shares of common stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new proxy card to Broadridge; or

  •
  attend the annual meeting of stockholders and vote your shares of common stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "—Voting" section of this proxy statement for more information.

        If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The Securities and Exchange Commission (the "SEC") rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Our nominating and corporate governance committee has recommended, and our board of directors has nominated, for re-election all seven persons currently serving as directors. If elected, each of the persons nominated as director will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began his service on our board of directors. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, our board of directors reserves the right to nominate substitute nominees prior to the meeting. In such a case, the company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Securities Exchange Act of 1934, as amended.

        If a nominee who is currently serving on the board does not receive the affirmative vote of the holders of a majority of the shares of common stock voted in the election of directors, our corporate governance guidelines require that such nominee must promptly tender his or her resignation as a director for consideration by the nominating and corporate governance committee of the board for a recommendation to the full board whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. If such resignation is accepted by the board, then a vacancy is created on the board, which may be filled by the affirmative vote of a majority of the remaining directors then in office even if there is less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence will hold office for the remainder of the one-year term of the directorship and until his or her successor has been elected at the next annual meeting and qualified.

The board of directors unanimously recommends a vote FOR all nominees.

Nominees for Director

MONTY J. BENNETT Age: 51	Mr. Monty Bennett was elected to our board of directors in May 2003 and served as our Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of our board. Prior to January 2009, Mr. Bennett also served as our President. Mr. Bennett currently serves as the chairman of our acquisitions committee. Mr. Bennett also currently serves as Chief Executive Officer and Chairman of the Board of Directors of Ashford Inc., where he has served in such capacities since November 2014, and as Chairman of the Board of Ashford Prime since April 2013. Mr. Bennett also served as Chief Executive Officer of Ashford Prime from April 2013 until November 2016. Mr. Bennett also serves as the Chairman of Ashford Investment Management, LLC ("AIM"), an investment fund platform and an indirect subsidiary of Ashford Inc., and as Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Monty Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as stock appreciation, company growth and increases in EBITDA.

Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his prior role as the Chief Executive Officer and a director of the company and as chief executive officer and director of Ashford Inc. since the inception of such entities are vital skills that make him uniquely qualified to serve as the Chairman of our board.
BENJAMIN J. ANSELL, M.D. Age: 49

Dr. Ansell was elected to the board of directors in May 2009 and currently serves as our lead director. Dr. Ansell has previously served as the chairman of our compensation committee. Dr. Ansell is the founder of and current Director and Chairman of the Board of the UCLA Executive Health Program, where he has been responsible for marketing and selling executive health program services to more than twenty Fortune 500 companies and 4,000 individual customers. Dr. Ansell also founded and serves as the Director of UCLA Medical Hospitality, which coordinates health services, concierge and some hospitality functions within the UCLA Health System. Dr. Ansell is also a senior practice physician within the UCLA Health System specializing in cardiovascular disease prevention and early detection strategies. Over the past two decades, Dr. Ansell has acted as senior advisor to the pharmaceutical industry and financial community with respect to U.S. marketing, sales and branding strategies for cardiovascular medication. Dr. Ansell successfully completed the director certification program at the UCLA Anderson Graduate School of Management in 2009. Additionally, Dr. Ansell has significant entrepreneurial and management experience including brand development and positioning, sales and marketing, finance and establishing strategic relationships with both corporate and individual clients and customers that are beneficial in his service on the board.

AMISH GUPTA Age: 37

Mr. Gupta was elected to the board of directors in May 2014 and currently serves as the chairman of our audit and related party/conflicts committees, and a member of our nominating and corporate governance committee and our acquisitions committee. Mr. Gupta is currently the chief operating officer of RETC, Limited Partnership, a property tax advisory firm that has represented over $20 billion in asset value nationally. He has led RETC since 2010, where he is responsible for overall operations and strategy. Prior to joining RETC, Mr. Gupta served as a real estate associate at The Carlyle Group, a private equity firm headquartered in Washington D.C. with more than $189 billion in assets under management, for three years. Mr. Gupta received his MBA from the Kellogg School of Management and his BA from Emory University. Mr. Gupta's extensive real estate experience, stemming from his experience with the RETC and the Carlyle Group, combined with his business acumen, will generate valuable insights into the economic environment of the real estate industry for the board.

KAMAL JAFARNIA Age: 50

Mr. Jafarnia was appointed to the board of directors effective January 2013 and currently serves as chairman of our nominating and corporate governance committee and a member of our compensation committee. Mr. Jafarnia joined W.P. Carey Inc. in October 2014 and serves as Senior Vice President of W.P. Carey Inc., as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. He is also Executive Vice President, Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., he served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, he served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Before his tenure at these firms, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors. Between 2008 and 2012, he served as counsel at American Realty Capital, a real estate investment program sponsor, and served as Chief Compliance Officer of its affiliated broker-dealer, Realty Capital Securities, LLC. Mr. Jafarnia received his JD from Temple University School of Law and LLM in securities and financial regulation from Georgetown University. Mr. Jafarnia is a licensed attorney admitted to practice law in four states and the District of Columbia and has spent a majority of his career specifically as a regulatory compliance officer. He has over 20 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. His experience in these multiple roles provides unique perspectives and benefits to the board, including specifically with respect to regulatory compliance. Mr. Jafarnia also has and maintains numerous relationships in the real estate industry that may be beneficial to his service on the board.

FREDERICK J. KLEISNER Age: 71

Mr. Kleisner was appointed to the board of directors in September 2016. Mr. Kleisner held a long illustrious career in the industry, serving as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company, from October 2007 until March 2011, and as Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), or Morgans, a hospitality company, from December 2007 to March 2011. Mr. Kleisner also served as President and Chief Executive Officer (including interim President and Chief Executive Officer) of Morgans from September 2007 until March 2009. Prior to his time at Morgans, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm from January 2006 to September 2007. Mr. Kleisner served as President, Chief Operating Officer and, from March 2000 to August 2005, Chief Executive Officer of Wyndham International, Inc., or Wyndham International, a global hotel company. He served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group from January 1998 to August 1999. He has held senior positions with Westin Hotels and Resorts Worldwide, where he served as President and Chief Operating Officer from 1995 to 1998; Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995; the ITT Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division-East from 1985 to 1990; and Hilton Hotels, Corp. where for 16 years he served as General Manager of several landmark hotels

Mr. Kleisner currently serves as a director of Caesars Entertainment Corporation (NASDAQ: CZR) since 2013, of Apollo Residential Mortgage, Inc. (NYSE: AMTG) since its initial public offering in July 2011, and of Kindred Healthcare, Inc. (NYSE: KND) since 2009. From November 2007 to August 2010, Mr. Kleisner served as a director of Innkeepers USA Trust, a subsidiary of Apollo Investment Corporation (NASDAQ: AINV).

Mr. Kleisner graduated from Michigan State University with a BA in Hotel Management, and currently serves as a Real Estate Investment Management Advisory Board member of Michigan State University's Eli Broad College of Business, School of Hospitality Business. He also completed advanced studies at the University of Virginia, Darden School of Business and attended the Catholic University of America. We believe Mr. Kleisner's extensive, impressive experience in the hospitality industry makes him a valued member of the board.

PHILIP S. PAYNE Age: 65

Mr. Payne was elected to the board of directors in August 2003 and currently serves as a member of our audit committee. Mr. Payne is currently the Principal and Chief Executive Officer of Ginkgo Residential, LLC ("Gingko"), which was formed in July 2010. Ginkgo provides property management services for multifamily properties in the southeastern United States and is actively involved in the acquisition and substantial rehabilitation of middle market multifamily properties. He is a principal in Ginko Investment Company, formed in July 2013, which invests in multifamily properties in the southeastern United States. From 2007 to 2010, Mr. Payne served as the CEO of Babcock & Brown Residential. Prior to joining Babcock & Brown Residential, Mr. Payne was the Chairman of BNP Residential Properties Trust, a publicly traded real estate investment trust that was acquired by Babcock & Brown Ltd, a publicly traded Australian investment bank, in February 2007.

Mr. Payne is a Trustee and Governor of the Urban Land Institute ("ULI"), and is a member of ULI's Responsible Property Investing Council (founding Chairman), a former co-chairman of ULI's Climate, Land Use and Energy Committee and currently services as a member of the advisory board for ULI's Center for Sustainability. He is a member of the National Multifamily Housing Council and of Fannie Mae's Green Financing Taskforce. Mr. Payne received a BS and a JD degree from The College of William and Mary in Virginia. He has written for various publications and spoken at numerous conferences on a variety of topics including real estate investment trusts, securities regulations, finance, responsible property investing and sustainability. For over twenty years Mr. Payne's primary focus has been the development, acquisition, rehabilitation and management of middle market (workforce) multifamily housing, which allows him to bring a unique perspective to the board.

ALAN L. TALLIS Age: 71

Mr. Tallis has served on our board since his appointment in January 2013. Mr. Tallis currently serves as the chairman of our compensation committee and as a member of our audit, acquisitions, and related party/conflicts committees. Mr. Tallis is currently principal of Alan L. Tallis & Associates, a consulting firm principally engaged in serving the lodging industry. He is also Founding Director of Cruise Inns, LLC, a membership organization providing brand and marketing to the recreational park industry. He currently serves on the Advisory Board of a fund managed by Stonehill Strategic Capital. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for our company, and from February 2011 through January 2012, Mr. Tallis served as a consultant to our company. From June 2006 to May 2007, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following its acquisition of La Quinta Corporation. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. Prior to joining La Quinta Corporation, Mr. Tallis held various positions with Red Roof Inns, including serving as Executive Vice President—Development and General Counsel from 1994 to 1999. Mr. Tallis has over 30 years of experience in the lodging industry, including his responsibility for the growth of both of La Quinta Inns and Red Roof Inns. His diverse experience has included extensive transaction work, brand management and brand relations. In addition to his extensive experience in the lodging industry, Mr. Tallis' service with our company, first as our Executive Vice President, Asset Management and then as a consultant, allows him to bring a valuable perspective to the board.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors, chief executive officer, lead director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        The board of directors has retained Ashford Inc. to manage our operations and our portfolio of hotel assets, subject to the board of directors' supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Prime, Ashford Inc. and Remington, and each of their respective affiliates, many of the responsibilities of the board of directors have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Party Transactions—Conflicts of Interest."

        During the year ended December 31, 2016, our board of directors held four regular meetings and fourteen special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable.

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at our 2016 annual meeting of stockholders attended our 2016 annual meeting in person or by telephone.

Board Member Independence

        Our board determines the independence of our directors in accordance with our corporate governance guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. Our corporate governance guidelines provide that if any director receives more than $120,000 per year in compensation from the company, exclusive of director and committee fees, he or she will not be considered independent. The full text of our board of director's corporate governance guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking "INVESTOR," then "Governance Documents," and then "Corporate Governance Guidelines." Following deliberations, our board of directors has affirmatively determined that, with the exception of Mr. Monty Bennett, each nominee for director is independent of Ashford and its management under the standards set forth in our corporate governance guidelines and the NYSE Listed Company Manual.

        In making the independence determinations with respect to our current directors, our board of directors examined relationships between each of our directors or their affiliates and Ashford or its affiliates, including those reported below under the heading "Certain Relationships and Related Party Transactions" on page 57 of this proxy statement and four additional transactions that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. Two of the additional transactions reviewed by our board of directors involved Dr. Ansell. Dr. Ansell is founder, director and chairman of the board of the UCLA Executive Health Program, which is part of the UCLA Medical Center; Regents of the University of California. The Regents of the University of California have received payments totaling $15,542 from us for medical services provided to officers of the company in 2014 and 2015, which included payments of $8,660 and $6,882 in 2014 and 2015, respectively. The Regents of the University of California received no payments from the company during 2016. Additionally, Dr. Ansell holds a 5.6% limited partnership interest in Seguin Land Investments, LP, a limited partnership in which

Mr. Monty Bennett is also a limited partner. The board also considered an agreement between the corporation and RETC, Limited Partnership, a property tax advisory firm for which Mr. Gupta currently serves as chief operating officer, pursuant to which RETC serves as property tax agent on one of our properties located in Plano, Texas in exchange for a contingency fee not to exceed $7,500. Finally, the board considered Mr. Tallis' prior services as an executive officer of the company but noted that such service ended over four years ago, with no compensation for such service being paid to Mr. Tallis in the four years preceding his independence consideration other than for his service as a director. Our board of directors determined that none of these transactions impaired the independence of the directors involved. As a result of such analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies the independence tests set forth in the NYSE Listed Company Manual.

Board Committees and Meetings

        The standing committees of our board of directors are the audit committee, the compensation committee, the nominating and corporate governance committee, the related party/conflicts committee and the acquisitions committee. Each of the audit, compensation, and nominating and corporate governance committees has a written charter approved by our board of directors. A copy of each of the audit, compensation, and nominating and corporate governance committee's charter can be found in the Investor section of our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents." The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating and Corporate Governance	Related Party/Conflicts	Acquisitions
Monty J. Bennett					Chair
Amish Gupta	Chair		X	Chair	X
Kamal Jafarnia		X	Chair
Philip S. Payne	X
Alan L. Tallis	X	Chair		X	X

        The audit committee is and, other than as set forth in this paragraph, at all times during 2016 was composed entirely of three independent directors. Thomas E. Callahan served as the chairman of the audit committee until his passing on August 23, 2016. From the time of Mr. Callahan's passing until the appointment of Mr. Tallis to the audit committee on August 29, 2016, the audit committee was composed of only two independent directors. The audit committee met five times during 2016. This committee's purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Our board of directors has determined that each of Messrs. Gupta, Payne and Tallis are "audit committee financial experts," as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all of the members of our audit committee are "financially literate" under NYSE listing standards.

        The compensation committee is currently composed of two independent directors. The compensation committee met six times during 2016. This committee's purpose is to:

  •
  oversee our overall compensation philosophy, policies and programs, and assess whether our compensation philosophy established appropriate incentives for management;

  •
  oversee our compensation and employee benefit plans and practices, including our executive compensation plans, and our incentive-compensation equity-based plans adopted by our stockholders;

  •
  review and discuss with management the Compensation Discussion & Analysis disclosure required by the SEC and recommend to the board of directors its inclusion in our proxy statement or annual report on Form 10-K; and

  •
  produce an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K.

        The nominating and corporate governance committee is composed of two independent directors. The committee met four times during 2016. This committee's purpose is to:

  •
  identify individuals qualified to become members of our board of directors;

  •
  recommend to our board of directors the director nominees for election at the next annual meeting of stockholders;

  •
  identify and recommend candidates to fill vacancies occurring between annual stockholder meetings;

  •
  recommend to our board of directors director nominees for each committee of the board of directors;

  •
  develop and recommend to our board of directors our corporate governance guidelines and periodically review and update such corporate governance guidelines as well as the charters of each committee of our board of directors;

  •
  perform a leadership role in shaping in our corporate governance; and

  •
  oversee an evaluation of the board of directors and executive management.

        The related party/conflicts committee is a committee composed of two independent directors and is tasked with reviewing any transaction with an affiliate, including our advisor or Remington and their respective affiliates, before recommending approval by a majority of our independent directors. Since its formation, the related party/conflicts committee has been composed of Messrs. Gupta and Tallis.

        The acquisitions committee is composed of three directors, two of whom are independent, and is tasked with reviewing and approving any acquisition or disposition (and any related property level financing) by the company of assets valued at under $100 million. Since its formation, the acquisitions committee has been composed of Messrs. Bennett, as chairman, and Gupta and Tallis.

Compensation Committee Interlocks and Insider Participation

        During 2016, Dr. Ansell and Messrs. Callahan, Jafarnia and Tallis served on our compensation committee. Mr. Callahan served on the compensation committee from January 1, 2016 until his passing on August 23, 2016. Dr. Ansell served as chairman of the compensation committee from January 1, 2016 until May 17, 2016, at which point Mr. Tallis was appointed chairman of the committee. Dr. Ansell and Messrs. Callahan and Jafarnia are not and have never been an officer or employee of our company. Mr. Tallis has previously served as Executive Vice President, Asset Management of our company before his retirement in February 2011. None of our executive officers serves, or during 2016 served, as (i) a member of a compensation committee (or board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our board or as a member of our compensation committee, or (ii) a director of another entity, one of whose executive officers served or serves on our compensation committee. No member of the compensation committee had any relationship with the company requiring disclosure as a related party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

Director Compensation

        The table below reflects the compensation we paid to each of our non-employee directors, including Mr. Callahan, for serving on our board of directors for the fiscal year ended December 31, 2016. The chairman of our board, who was chief executive officer during 2016, did not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards/LTIP(2)	Total
Benjamin J. Ansell, M.D.	$158,958	$89,152	$248,110
Thomas E. Callahan(3)	57,500	89,999	147,499
Amish Gupta	110,833	89,152	199,985
Kamal Jafarnia	100,000	89,152	189,152
Frederick J. Kleisner(4)	52,500	67,502	120,002
Philip S. Payne	95,000	89,999	184,999
Alan L. Tallis	116,620	89,152	205,772

(1)
Includes a $20,000 cash retainer paid to Mr. Ansell for his service as chair of a special committee formed in connection with a proposed transaction with Felcor Lodging Trust Incorporated, and a $5,000 cash retainer paid to Mr. Tallis for his service as a member on such committee. Also includes a $10,000 cash retainer paid to Mr. Gupta and an additional $5,000 cash retainer paid to Mr. Tallis for their service on the related party/conflicts and the acquisitions committees.

(2)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on May 31, 2016, the date of the grant. See Note 16—Stock-Based Compensation in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the assumptions used in the valuation of stock-based awards. Each independent director, other than Mr. Kleisner, was granted 16,100 shares of our common stock or the equivalent number of LTIPs in 2016. Mr. Kleisner was granted 10,166 shares upon his appointment to the board effective September 6, 2016. Dr. Ansell and Messrs. Gupta, Jafarnia and Tallis each elected to receive long-term incentive partnership units, or "LTIP units," in our operating partnership instead of shares of our common stock, which required a $0.05 per unit capital contribution to our operating partnership and which were grossed up by a conversion factor.

(3)
Reflects compensation paid to Mr. Callahan for his service on the board from January 1, 2016 until his passing on August 23, 2016.

(4)
Reflects compensation paid to Mr. Kleisner for his service on the board from his appointment to the board effective September 6, 2016 through the next annual meeting of the stockholders.

  The current compensation of our non-employee directors consists of the following elements:

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  an annual board retainer of $90,000 for all non-employee directors;

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  an additional annual board retainer of $50,000 for the lead director;

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  an additional annual board retainer of $25,000 for the chairman of our audit committee;

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  an additional annual board retainer of $5,000 for each member of our audit committee other than the chairman;

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  an additional annual board retainer of $15,000 for the chairman of our compensation committee;

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  an additional annual board retainer of $10,000 for the chairman of our nominating and corporate governance committee;

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  an annual grant to each non-employee director of immediately vested equity shares having a value of $90,000, in the form of shares of our common stock or long-term incentive partnership units in our operating partnership, at the election of each director; and

  •
  additional cash retainers from time to time to non-employee directors for their service on special committees.

        We do not pay meeting fees to any of our directors. We have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        The equity compensation policy for our non-employee directors provides that each director receives equity grants following each annual meeting. These grants are fully vested immediately upon grant. In accordance with this policy, we granted 16,100 shares of fully vested common stock or the equivalent number of LTIPs to each of our non-employee directors, other than Mr. Kleisner, in May 2016 and granted 10,166 shares of fully vested common stock to Mr. Frederick J. Kleisner in September 2016 in connection with his appointment to our board. Dr. Ansell and Messrs. Gupta, Jafarnia and Tallis each elected to receive LTIP units in our operating partnership instead of shares of our common stock, which required a $0.05 per unit capital contribution to our operating partnership and which were grossed up by a conversion factor.

        Mr. Archie Bennett, Jr. currently serves in the advisory, non-executive position of chairman emeritus. Mr. Archie Bennett, Jr. is not a voting member of our board nor is he an executive officer of the company. In recognition for his past service to the company and in consideration for his continued service as chairman emeritus, we agreed to continue to pay him a lifetime stipend of $700,000 per year. Mr. Archie Bennett, Jr. remains eligible for all benefits that were previously available to him when he served as our chairman, including continued eligibility for equity grants, medical, dental, vision, pension, 401(k), accident, disability and life insurance as well as reimbursement for reasonable expenses incurred by him in connection with his service to the company. Pursuant to the terms of our advisory agreement, Ashford Inc. is obligated to reimburse us for all costs associated with Mr. Archie Bennett's service as our chairman emeritus, including his annual stipend and the cost of all benefits available to him.

 CORPORATE GOVERNANCE PRINCIPLES

        The board is committed to good corporate governance practices that promote the long-term interest of shareholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives, including our corporate governance guidelines, charters for the committees of our board of directors, our code of business conduct and ethics and our code of ethics for the chief executive officer, chief financial officer and chief accounting officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents."

        Each director should perform, to the best of his ability, the duties of a director, including the duties as a member of a committee of our board of directors in good faith, in the best interests of the company and our stockholders, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of our stockholders.

        Our nominating and corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. Before recommending an incumbent, replacement or additional director, our nominating and corporate governance committee generally reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of stockholders and other relevant factors. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The committee reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and, at least annually, it recommends to the board of directors nominees for each committee of the board. In addition, our nominating and corporate governance committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board. Our nominating and corporate governance committee has the authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by following the procedures set forth below in the "Stockholder Procedures for Recommending Candidates for Director" section of this proxy statement. The nominating and corporate governance committee evaluates a candidate, generally, using the criteria set forth above without regard to who nominated the candidate and will consider candidates recommended by stockholders provided that stockholders follow the procedure for submitting recommendations.

        Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities, other than to encourage directors to limit the number of other boards on which they serve so as not to interfere with their service as a director of the company. However, directors are required to advise the chairperson of the nominating and corporate governance committee and the chairman of the board before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors. The nominating and corporate governance committee and our board of directors will take into account the nature of, and time involved in, a director's service on other boards when evaluating the suitability of individual directors and when making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of our stockholders.

        Our corporate governance guidelines prohibit the pledging of any stock held by our directors or executive officers, and our code of ethics prohibits the pledging of stock held by our employees. In addition, in August 2016, our board of directors adopted and approved an amendment to our corporate governance guidelines to increase the stock ownership requirement for our directors from an amount of our common stock having a value in excess of three times his or her annual board retainer fee to an amount of our common stock having a value in excess of four times his or her annual board retainer fee. Current directors are expected to achieve compliance within two years and new directors are expected to achieve compliance within four years. A director who falls out of compliance with the guideline as a result of stock price volatility will have a cure period of two years. Each member of the board and each executive officer is required to retain at least 50% of the after-tax shares received in connection with any awards granted under any of the company's equity plans until such time that such director or executive officer has met his or her required ownership level.

        Additionally, upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

        In March 2017, each of Mr. Tallis and Mr. Kleisner, being over the age of 70, tendered a letter of proposed retirement from the board and our nominating and corporate governance committee reviewed their qualifications as board members. The committee and the independent members of our board determined that Mr. Tallis' extensive experience in the lodging industry, including his past service as an officer of our company, and Mr. Kleisner's extensive experience in the hospitality industry, add valuable perspectives to the board and determined not to accept either Mr. Tallis' or Mr. Kleisner's proposed retirement.

        Additionally, during 2016, our board rotated certain board members serving on our compensation committee and our nominating and corporate governance committee in an effort to ensure a greater diversity of views regarding our compensation and corporate governance oversight. In the beginning of 2016, the compensation committee was composed of Dr. Ansell and Messrs. Callahan and Jafarnia until Mr. Callahan's passing in August 2016. Mr. Tallis joined the committee and replaced Dr. Ansell as chairman on May 17, 2016. In the beginning of 2016, the nominating and corporate governance committee was composed of Mr. Jafarnia, who serves as the chair of the committee, and Dr. Ansell. In the middle of 2016, the board determined to rotate the members serving on the nominating and corporate governance committee and replaced Dr. Ansell with Mr. Gupta.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidates for Director

        Our bylaws permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to David A. Brooks, corporate secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, giving the information required in our Bylaws, including, among other things, the candidate's name, sufficient biographical data and qualifications. Stockholder nominations must be received between December 14, 2017 and January 13, 2018 to be considered for candidacy at the 2018 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

        Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for board membership. Stockholder recommendations may be submitted by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received between December 14, 2017 and January 13, 2018 to be considered for candidacy at the 2018 annual meeting of stockholders. The nominating and corporate governance committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established and maintained by our nominating and corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

Board Leadership Structure and Role in Risk Oversight

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company. In making decisions related to our leadership structure, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of stockholders.

        In 2016, Mr. Monty Bennett served as Chairman of the board as well as Chief Executive Officer of the company. However, in February 2017, the board decided to separate the roles by appointing Mr. Kessler to serve as our Chief Executive Officer while Mr. Bennett continues to serve as Chairman of our board.

        To further minimize the potential for future conflicts of interests our corporate governance guidelines require that the board must maintain a two-thirds majority of independent directors at all times and must also comply with each of the following existing policies to mitigate potential conflicts of interest:

  •
  Our board of directors must hold at least two regularly scheduled meetings per year for the non-employee directors, at least one of which must include only independent directors. At these meetings, the independent/non-employee directors review strategic issues for consideration by the full board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines, among other matters. These meetings may also serve as the forum for the annual evaluation of the performance of the chief executive officer, the annual review of the chief executive officer's plan for management succession and the annual evaluation of the performance of the board. Dr. Ansell presides at the meetings of non-employee directors as lead director.

  •
  Our charter and advisory agreement each contain a requirement that any transaction or agreement involving us, our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate of any director or officer require the approval of a majority of the disinterested directors.

  •
  Our corporate governance guidelines require that all approvals, consents, waivers, enforcement actions and decisions related to the management agreement with Remington be approved by a majority of the independent directors.

  •
  Our code of business ethics and conduct requires our directors, officers and employees to report any actual or potential conflicts of interest involving themselves or other to our general counsel, chief governance officer or the chairman of our nominating and corporate governance committee.

        Our charter provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board and ensure independent director input and control over matters involving potential conflicts of interest.

        The board believes the leadership structure of the company provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors

Meetings of Non-Employee Directors

        Our board of directors must have at least two regularly scheduled meetings per year for the non-employee directors without management present. In 2016, the non-employee directors met three times. At the non-employee directors' meetings, the non-employee directors review strategic issues for our board of directors' consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines, among other matters. Dr. Ansell served as lead director during 2016. The lead director presides at all meetings of the non-employee directors and is responsible for advising the chief executive officer of decisions reached and suggestions made at these meetings. The lead director has the following duties and responsibilities:

  •
  presides at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-employee directors;

  •
  advises the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent directors/non-employee directors;

  •
  serves as liaison between the chairman and the independent directors;

  •
  approves information sent to the board;

  •
  approves meeting agendas for the board;

  •
  approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

        Stockholders may communicate with the lead director or non-employee directors as a group by utilizing the communication process identified in the "—Stockholder and Interested Party Communication with our Board of Directors" section of this proxy statement. If non-employee directors include a director that is not an independent director, then at least one of the scheduled meetings per year will include only independent directors.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Board Oversight of Risk

        Ultimately, the full board of directors has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions on a daily basis.

Compensation Risk

        Ashford Inc., through its subsidiary Ashford LLC, manages the day-to-day operations of the company and its affiliates in exchange for an advisory fee. As a result, we continue to have executive officers, but we have no employees of our own.

        Our named executive officers (as well as employees of our advisor) are eligible to receive equity awards from us, and the compensation committee annually reviews the named executive officers' share ownership levels and retention practices. The compensation committee believes that management's significant stock ownership levels help minimize the likelihood of unnecessary or excessive risk-taking. The compensation committee also has full discretion to evaluate the company's performance in the context of quantitative and qualitative risk management objectives and determine incentive awards accordingly.

EXECUTIVE OFFICERS

        The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Title
Douglas A. Kessler	56	Chief Executive Officer and President
David A. Brooks	57	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	41	Chief Financial Officer and Treasurer
J. Robison Hays	39	Chief Strategy Officer
Jeremy Welter	40	Executive Vice President, Asset Management
Mark L. Nunneley	59	Chief Accounting Officer

Douglas A. Kessler	Mr. Kessler has served as our Chief Executive Officer since February 2017 and served as our President since January 2009. He served on our board of directors from January 2013 until November 2013. Mr. Kessler is also the President and a director of Ashford Prime, positions he has held since April 2013. Mr. Kessler has also served as the President of Ashford Inc. since November 2014, and of Ashford LLC since November 2013. Prior to being appointed President of our company, Mr. Kessler served as our Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford and has been responsible for several billion dollars of capital transactions along with the growth of the company's asset base. From July 2002 until August 2003, Mr. Kessler also served as the managing director/chief investment officer of Remington Hotel Corporation.

Prior to joining Remington Hotel Corporation in 2002, Mr. Kessler was employed by Goldman Sachs' Whitehall Real Estate Funds, from 1993 to 2002, where he assisted in the management of several billion dollars of real estate involving multiple operating partner platforms worldwide. During his time at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a Master's degree in Business Administration and a Bachelor of Arts degree from Stanford University.

Mr. Kessler has 30 years' experience in real estate transactions, finance, capital markets, and asset-management. Mr. Kessler's service with Ashford Trust since our initial public offering, first as Chief Operating Officer, then President, and currently as Chief Executive Officer and President, together with his prior experience in the real estate industry, allows him to bring a valuable perspective to our board of directors that he is uniquely positioned to provide.

David A. Brooks

Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since January 2009. He has also served as the Chief Operating Officer, General Counsel and Secretary for Ashford Prime since April 2013 and for Ashford Inc. since April 2014. Prior to assuming his current role with the company, Mr. Brooks served as our Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation, an affiliate of ours, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and managed nearly $750 million in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

Deric S. Eubanks

Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014 and has served in that capacity for Ashford LLC and Ashford Prime since June 2014. Prior to serving as Chief Financial Officer and Treasurer, Mr. Eubanks served as our Senior Vice President—Finance from September 2011 to June 2014 and in that capacity for Ashford LLC and Ashford Prime from April 2013 to June 2014. In his role as Chief Financial Officer and Treasurer, Mr. Eubanks is responsible for assisting our Chief Executive Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings and loan modifications. He also oversees Investor Relations and is responsible for overseeing and executing our hedging strategies. Prior to his role as Senior Vice President Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities. Mr. Eubanks has been with us since our initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining our company, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a BBA from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

J. Robison Hays, III

Mr. Hays has served as our Chief Strategy Officer since May 2015 and prior to that served as our Senior Vice President—Corporate Finance and Strategy since 2010. He has been with our company since 2005. Mr. Hays also serves as Chief Strategy Officer for Ashford LLC and Ashford Prime since May 2015 and as Chief Strategy Officer of Ashford Inc. since 2014. Mr. Hays also serves as Chief Investment Officer of AIM. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

Jeremy Welter

Mr. Welter has served as our Executive Vice President, Asset Management since March 2011. He has also served in that capacity for Ashford Inc. since November 2014 and for Ashford LLC since November 2013 and Ashford Prime since April 2013. He oversees our more than $5 billion portfolio of hotels. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. He is a current member of Marriott's Owner Advisor Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

Mark L. Nunneley

Mr. Nunneley has served as our Chief Accounting Officer since May 2003 and has served in that capacity for Ashford Inc. since April 2014 and for Ashford LLC and Ashford Prime since April 2013. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science degree in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Overview

        We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC (collectively, our "advisor") is responsible for implementing our investment strategies and managing our operations. We have no employees. Our named executive officers are employees of our advisor, which determines their salaries, bonuses and other benefits. We do not determine the compensation payable to our named executive officers by our advisor. However, our compensation committee, together with the independent members of the board, may grant equity awards to our officers and employees and other agents or affiliates of our advisor pursuant to our stock incentive plan.

        The primary objectives of our equity compensation program are to: (i) motivate our officers to achieve the company's business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the company's stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the company and its stockholders.

        In 2015, the company discussed with a number of its institutional stockholders the company's executive compensation practices. In response to feedback from the company's shareholders, the compensation committee took a series of actions to enhance the company's equity compensation program. Based on a thorough review of our peer companies and current industry trends, the committee revised the equity compensation plan to include objective performance metrics tied to the company's business goals and shareholder returns. The committee now sets specific vesting requirements for half of the annual equity awards granted for company performance, based on relative total shareholder return and absolute shareholder returns over a three-year performance period. These changes reflect the company's pay for performance philosophy and were aimed at creating further alignment of our executives' pay with shareholders. As a result, 89.3% of the votes cast at our 2016 annual meeting were in favor of the company's executive compensation plans.

        During 2016, our company delivered exceptionally strong operating performance, with management achieving or exceeding all of the business objectives set by our board of directors for the year. At the same time, our 2016 Total Shareholder Return ("TSR") of 33.1% was at the 90th percentile of our peers. The average 2016 TSR of our peers was 20.8%. The compensation committee took the company's strong operating performance and shareholder return in 2016 into consideration in making decisions to grant equity in March 2017.

Business Strategy

        We are a REIT listed on the NYSE (symbol: AHT) that invests in the hospitality industry predominantly in upscale and upper-upscale, full service hotels in domestic and international markets that are anticipated to generate revenue available per room, or "RevPAR," below twice the current national average. Until we spun off Ashford Inc. on November 12, 2014, we were a self-administered and managed REIT. After the spin-off, we became an externally administered and managed REIT with Ashford Inc. and Ashford LLC acting as our advisor. We implement our key strategies of (i) investment growth and (ii) portfolio management, to create stockholder value as measured by total shareholder returns, including stock price appreciation and dividends.

        To maximize shareholder returns, we seek to acquire or invest in assets that provide accretive growth. Our investment growth is based upon meeting targeted returns, utilizing market research, carefully underwriting, and evaluating the transaction's overall contribution to the existing portfolio. Each investment is evaluated on its relative expected contribution to our hotel portfolio in terms of total return, volatility, finance ability, product type or brand, asset quality, location, and diversification.

To maintain investment focus, we target hotel assets with RevPAR of less than two-times the U.S. national average. We will consider direct investments as well as joint ventures. By location, the investment profile includes hotels in primary, secondary and tertiary markets. Asset classes include most of the major branded full and select service hotels along with independent hotels. In addition to direct hotel ownership, we may invest in hotel debt as well as other securities.

        Our portfolio management efforts seek to maximize shareholder returns, while minimizing risk. Through pro-active asset management, we seek to enhance value at the property level with a focus on revenue strategies, expense controls, asset positioning, and capital expenditures. Our goal is to maximize growth from internal asset performance. Moreover, the dynamic portfolio management strategies implement finance and capital recycling initiatives that monitor and optimize our capital structure. We sell assets and redeploy capital based upon opportunities. In addition, our financing strategy generally follows a non-recourse debt approach that seeks to utilize high property level debt in conjunction with high corporate cash liquidity.

        The combination of our investment growth and asset management strategies seeks to maximize long-term shareholder returns throughout all lodging cycles while also reducing performance risk.

Compensation Objectives & Philosophy

        The objectives of our equity compensation program are to: (i) motivate our officers to achieve the company's business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the company's stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the company and its stockholders.

        Our compensation philosophy is to make all equity compensation decisions following the end of our fiscal year based on the performance of the prior year and over the longer term. Our primary business objective, of maximizing TSR through growth from internal asset performance and dynamic portfolio management strategies, demands a long-term focus. As a result, we believe that the equity compensation we pay to our executive officers should be reflective of the overall performance of our company on both a short-term and a long-term basis. The equity compensation we offer should reward the successes of the recent past, as well as motivate the executives to maximize the creation of long-term stockholder value in a competitive environment. Most of our management team has been working together for over 20 years, and the company believes that the synergies among the management team, along with their cumulative knowledge and breadth of experience, were key factors in the company's growth since its inception.

        In August 2016, our board of directors adopted and approved an amendment to our corporate governance guidelines to increase the stock ownership requirement for our directors from an amount of our common stock having a value in excess of three times his or her annual board retainer fee to an amount of our common stock having a value in excess of four times his or her annual board retainer fee. Current directors are expected to achieve compliance within two years and new directors are expected to achieve compliance within four years. A director who falls out of compliance with the guideline as a result of stock price volatility will have a cure period of two years. Each director is required to retain at least 50% of the after-tax shares received in connection with any awards granted under any of the company's equity plans until such time that such director has met his required ownership level. In addition, our board adopted and approved an amendment to the 2011 Stock Incentive Plan to: (1) add management stock ownership requirements that match the stock ownership requirements, set forth in the our corporate governance guidelines; and (2) establish a minimum vesting period of twelve months for stock options and the stock appreciation rights granted pursuant to the plan.

  Role of the Compensation Committee

        The equity compensation we pay to our executive officers is administered under the direction of our compensation committee. In its role as the administrator of our equity compensation program, our compensation committee recommends the equity compensation of our named executive officers to the board, taking into consideration the recommendations of our chairman, with the independent members of the board ultimately approving all executive compensation decisions. A full description of the compensation committee's roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com under the "INVESTOR" tab, at the "Governance Documents" link.

        Our compensation committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. In July of 2015, the committee retained Gressle & McGinley LLC as its independent compensation consultant. Gressle & McGinley has not performed any services other than executive and director compensation services for the company, and performed its services only on behalf of, and at the direction of, the compensation committee. Our compensation committee has reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the company and has no conflicts of interest relating to its engagement by our compensation committee.

  Interaction with Management

        Our compensation committee regularly meets in executive sessions without management or other directors present. Executives generally are not present during compensation committee meetings. However, our chairman does attend all or part of certain compensation committee meetings. Our chairman, considering certain performance factors as set by the board each year, annually reviews the equity compensation for each named executive officer and our advisor's employees as a group and makes recommendations to our compensation committee. Final equity compensation decisions are ultimately made in the sole discretion of the compensation committee and approved by the independent directors of the board.

  Corporate Governance

        Our compensation committee believes that our solid corporate governance should be reinforced through our equity compensation program. We believe that our equity compensation program provides appropriate performance-based incentives to attract and retain leadership talent, to align officer and stockholder interests and to continue to drive our long-term track record of superior returns to stockholders.

        The following policies support our position:

What We Do		What We Don't Do
✓	Pay for Performance. A substantial portion of our equity grants are tied to rigorous absolute and relative TSR performance goals.	Ø	No Hedging/Pledging. We do not allow hedging or pledging of company securities.
✓	Equity Ownership Guidelines. We impose robust stock ownership guidelines on our directors and executive officers.	Ø	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
✓	Clawback Policy. We can recover performance-based equity incentive compensation in various circumstances.	Ø	No Dividends on Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
✓	Independent Compensation Consultant. Our compensation committee uses the consulting firm of Gressle & McGinley, which provides no other services to the company.	Ø	No Stock Options. We do not grant stock options.
✓	Compensation Risk Assessment. We conduct an annual compensation risk assessment.	Ø	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
✓	External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	Ø	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.

Effect of Ashford Inc. Spin-Off

        In November 2014, we completed a spin-off of a subsidiary, Ashford Inc., in order to separate our asset management and advisory business from our hospitality investment business. Prior to the spin-off, all of our employees were employees of our subsidiary Ashford LLC. In connection with the spin-off, Ashford LLC became a subsidiary of Ashford Inc., a separate publicly traded company. Our advisor manages the day-to-day operation of our company and our affiliates in exchange for an advisory fee, the terms of which are described under "Certain Relationships and Related Party Transactions—Our Relationship and Agreements with Ashford Inc."

        While we continue to have executive officers, we no longer have any employees. We paid all cash compensation to our prior employees, including our executive officers, for all periods during 2014 up until November 12, 2014, the date of the spin-off. Following the spin-off, and during all of 2015 and 2016, Ashford Inc. paid all cash compensation to such employees, including our officers. However, following the spin-off, our named executive officers (as well as employees of our advisor) continue to be eligible to receive equity awards under our equity incentive plan. We do not provide any other compensation or employee benefit plans for our named executive officers.

  Advisory Fee and Compensation Paid by the Advisor

        Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee, the proceeds of which are used in part to pay compensation to its personnel, but we do not specifically reimburse Ashford Inc. for any executive employee compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2016 and the total 2016 compensation paid to our named executive officers:

  •
  Under the terms or our advisory agreement, for 2016 our advisory services fee totaled $54.4 million, comprised of a base fee of $34.6 million, an incentive fee of $5.4 million, reimbursable overhead and internal audit, insurance claims advisory and asset management services of $5.9 million and equity-based compensation of $8.4 million associated with equity grants of our common stock and LTIP units awarded to the officers and employees of Ashford Inc.

  •
  No specific portion of our advisory fees is allocated to the compensation paid by Ashford Inc. to our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers based on such factors as the terms of their employment agreements and an evaluation of performance during the year.

  •
  For 2016, our named executive officers earned total cash compensation of $6,529,592 from Ashford Inc. The total cash compensation paid by Ashford Inc. to our named executive officers was comprised of $3,133,077 in salaries and $3,396,515 in cash bonus awards. In addition, Ashford Inc. granted 147,000 stock options on April 13, 2017 with a grant date fair value of $3,385,125 to our named executive officers for 2016. The board of directors of Ashford Inc. has also agreed to grant 147,000 stock options for 2016 to our named executive officers on September 20, 2017, provided that the recipients of such grants are still employed by Ashford Inc. on such date. The value of these future stock option grants cannot be determined until September 20, 2017 when issued.

  •
  Not all of the compensation received by our named executive officers from Ashford Inc. was attributable to services performed as executive officers of our company. Based on a review of the proportion of our company to the total operations managed using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 70% of the compensation paid by Ashford Inc. is attributable to services provided by our named executive officers to our company.

        The cash bonus awards paid pursuant to Ashford Inc.'s non-equity incentive plan represent variable incentive compensation that was earned for achieving specific performance targets. The performance metrics for 2016 included total shareholder return relative to peers, adjusted earnings per share, sell-side analyst coverage, number of investor and analyst meetings, attendance at an investor/analyst meeting, increase in assets under management in managed REITs, private capital raised and the launch of a new select service segment.

        Following the spin-off, the only compensation we pay to our named executive officers is equity based compensation awarded under our equity incentive plan.

Say on Pay

        The company and the compensation committee engaged in a comprehensive process to understand and address the issues raised by the 2015 say on pay vote, including diligent outreach to shareholders and the engagement of a new independent compensation consultant. We received strong support on our 2016 "Say on Pay" vote, with more than 89% of the votes cast in favor of the resolution. The compensation committee views these favorable results as an indication of our stockholders' support of our equity compensation program and endorsement of the committee's responsiveness to investor concerns. As a result, the compensation committee maintained the same approach to 2017 equity awards granted for 2016 performance.

Review of Market Data for Peer Companies

        Equity compensation grants for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2016, the compensation committee, with the assistance of Gressle & McGinley, our independent compensation consultant, undertook such a review of competitive compensation compared to market, with a particular emphasis on market level of equity compensation (both actual awards granted and target awards from our peers' equity incentive plans).

        Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The compensation committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.

        The specific peers used to assess competitive pay include other hospitality REITs with similar assets. The hospitality REITs included in our assessment of competitive pay include:

Chatham Lodging Trust (CLDT)	LaSalle Hotel Properties (LHO)
Chesapeake Lodging Trust (CHSP)	Pebblebrook Hotel Trust (PEB)
DiamondRock Hospitality Company (DRH)	RLJ Lodging Trust (RLJ)
FelCor Lodging Trust (FCH)	Summit Hotel Properties (INN)
Hersha Hospitality Trust (HT)	Sunstone Hotel Investors (SHO)
Host Hotels & Resorts (SHT)	Xenia Hotels & Resorts (XHR)

        The compensation committee also assessed the pay practices of these hospitality REITs in evaluating 2017 equity grant decisions for 2016 performance. Specifically, the committee reviewed the absolute and relative TSR performance targets used by our peers in their equity programs. The committee set the performance targets (threshold, target and maximum) for the absolute and relative TSR components of the 2017 equity awards at about the median of our peers.

        In evaluating the market pay levels of our peers, the compensation committee also considers the unique role that each of the named executive officers of the company holds. Specifically, each of our named executive officers performs duties that are traditionally assigned to multiple senior officers in competitive companies. By way of example, during 2016 our president, Douglas Kessler, was charged with capital markets activities and was also responsible for securing our investments and for identifying opportunities for joint ventures or other business partnerships as well as being the lead contact for company financing activities. In February of this year, Mr. Kessler was promoted to the position of chief executive officer. Further, the chief operating officer is also the general counsel and has the mandate to negotiate the terms of, and close, all acquisition and disposition transactions, capital market transactions and equity and debt financings. In addition, he is charged with supervising the legal department, monitoring corporate governance and performing the normal duties associated with the office of the corporate secretary. The company's unusual division of responsibilities has created a cohesive and extremely streamlined management system, which enables the company to operate with a smaller staff of senior executives, including the named executive officers, than would be expected of a company of our size and structure. The compensation committee recognizes that these other factors must be considered in setting compensation for each named executive officer.

        Together with its consideration of the unique roles of each named executive officer, the compensation committee also considers the time commitment of the former chief executive officer to the company in relation to his executive duties at Remington and its affiliates. Based on its review, the compensation committee has determined that those business activities are generally beneficial to the company and do not materially interfere with his duties to the company. Therefore, the committee follows a compensation philosophy for the former chief executive officer that is comparable with the philosophy for the other named executive officers.

        The following is a discussion and analysis of the equity compensation program adopted for our named executive officers, which include our former chief executive officer, chief financial officer, and the four other most highly compensated executive officers appearing in the Summary Compensation Table. We have included our four other most highly compensated executive officers because our third and fourth most highly paid officers, without including our chief executive officer, Messrs. Hays and Welter, were paid the same amount during 2016. Also included below is a discussion of the equity awarded to our named executive officers in 2017 for 2016 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.

Company Performance

        The compensation committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our equity compensation program is intended to align our executives' interests with those of our stockholders. In 2016, the committee adopted a new equity program designed to create greater alignment of equity awards with performance. Under the new equity program, the committee determines the size of potential equity awards by officer based on a review of market pay levels, taking into consideration the size of our company against our peers. The committee also considers the most recent burn rate benchmarks published by ISS for the real estate Global Industry Classification Standard (GICS).

        One-half of the value of the potential award is granted in the form of performance-based equity that will vest based on the company's three-year Total Stockholder Return (TSR). The other half of the potential award is eligible to be earned based on management's performance against business objectives adopted by the board of directors for the preceding year.

        For 2016, the size of the potential equity awards for our named executive officers was first assessed based on historical compensation levels in the hospitality REIT sector. Also, the committee considered the recommendations of the chairman in setting the potential equity awards for each individual named executive officer.

        The performance shares/units granted in 2017 are eligible to vest based on the company's TSR three years from the date of grant. We use a three-year performance period in order to tie incentive compensation to long-term results. Achievement levels are set for "threshold" at which 50% of shares/units may be earned, "target", at which 100% of the shares/units may be earned and "maximum" performance, at which 200% of the shares/units are earned. No shares/units are earned if performance is below threshold, and results will be interpolated between the levels of threshold, target and maximum. Dividends, or distributions in the case of units, accrue on unvested shares/units and are paid in the form of additional shares/units on the actual number of shares/units that ultimately vest at the end of the three-year performance period.

        One-half of the performance shares/units are subject to performance goals based on the company's absolute TSR over the performance period. For the shares/units granted in 2017, the annualized TSR goals for threshold, target and maximum performance levels are 5.0%, 9.0% and 13.0%, respectively. The other half of the performance shares/units are subject to performance goals based on the company's relative TSR over the performance period. For the shares/units granted in 2017, the percentile rank goals for threshold, target and maximum performance levels are the 30th, 50th and

70th percentiles, respectively. The percentile rank will be determined based on the company's three-year TSR relative to the following peer companies:

Chesapeake Lodging Trust (CHSP)	LaSalle Hotel Properties (LHO)
DiamondRock Hospitality Co. (DRH)	Pebblebrook Hotel Trust (PEB)
FelCor Lodging Trust Incorporated (FCH)	RLJ Lodging Trust (RLJ)
Hersha Hospitality Trust (HT)	Sunstone Hotel Investors Inc. (SHO)
Host Hotels & Resorts, Inc. (HST)	Xenia Hotels & Resorts, Inc. (XHR)

        As stated previously, half of each named executive officer's potential equity award is in the form of performance shares/units. The other half can be earned based on the company's performance against business objectives set by the board of directors at the beginning of each year. The equity award based on company objectives is granted in the form of time-based shares or LTIP units that vest in three equal annual installments on the first three anniversaries following the date of grant. Dividends are paid on unvested shares.

        For 2016, the board of directors set eight business objectives. At the outset of the year, there was a ninth objective to make accretive acquisitions. This objective was removed when it became apparent the market was not favorable. The compensation committee determined that the full potential award would be earned if six or more of the business objectives were achieved for the year. For each objective less than six achieved, the potential award would be reduced by one-sixth (e.g. for achievement of five of the eight awards, the potential award would be reduced by one-sixth, or 16.67%).

        The following table summarizes the eight business objectives set by the board of directors for 2016, along with the actual results:

2016 Business Objectives		Target	Actual	Meet or Exceed Target
1.	Budgeted AFFO/Share	$1.22	$1.51	Yes
2.	EBITDA Flows	35.0%	55.8%	Yes
3.	Outperform Peer Avg EBITDA Flows	37.8%	55.8%	Yes
4.	RevPAR Yield Growth that beats AHT Comp Sets	2.8%	3.2%	Yes
5.	Investor & Analyst Meetings	200	378	Yes
6.	Risk Management & Cash Balance (% of Mkt Cap)	20% - 25%	41%	Yes
7.	Raise Equity Capital	—	$270	Yes
8.	Sell select service assets and redeploy proceeds into accretive hotel acquisitions, buybacks, or other attractive opportunities, if possible	—	$218	Yes

        Based on its review of 2016 performance, the compensation committee determined that the company achieved all of the eight business objectives resulting in 100% of the potential award being earned by our named executive officers.

2016 Equity Grant Decisions

        Based on consideration of company performance during 2016 and 2015, the compensation committee made time-based and performance-based equity grants in March 2017 and March 2016, respectively, to our named executive officers as follows (in number of shares awarded):

Executive	March 2016 Equity Award for 2015 Performance		March 2017 Equity Award for 2016 Performance
Monty J. Bennett(1)	461,542	(2)	662,977	(2)
Douglas A. Kessler(1)	242,857	(3)	346,000	(3)
Deric S. Eubanks	163,403	(3)	208,000	(3)
David A. Brooks	176,565	(3)	276,000	(3)
J. Robison Hays, III	170,855	(2)	257,942	(2)
Jeremy Welter	170,855	(2)	257,942	(2)

(1)
Mr. Bennett served as our Chief Executive Officer during all of 2015 and 2016, and until February 20, 2017, when Mr. Kessler was appointed as Chief Executive Officer of the company.

(2)
Includes special long-term LTIP units in our operating partnership that vest in three substantially equal installments on the first three anniversaries following the date of grant. Upon vesting, the LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership which, on March 31, 2017, was 0.9491 shares of our common stock per common unit. Also includes a target number of performance LTIP unit awards ("performance LTIPs"), which may vest from 0% to 200% based on achievement of a specified absolute or relative TSR, as applicable, on the date that is three years from the date of grant, subject to forfeiture. Upon vesting and reaching economic parity with the common units, the LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership which, on March 31, 2017, was 0.9491 shares of our common stock per common unit.

(3)
Includes shares of restricted common stock that vest in three substantially equal installments on the first three anniversaries following the date of grant. Also includes target number of common stock shares that may be issued pursuant to an award of performance stock units ("PSUs"). The actual number of PSUs that may vest can range from 0% to 200% of target based on achievement of a specified absolute or relative TSR, as applicable, as determined by the compensation committee. The PSUs will vest on the date that is three years from the date of grant, subject to forfeiture.

        A summary of the components of the shares awarded in March 2017 to our named executive officers is as follows:

	Target Performance-based Shares/LTIPs Awarded
					Time-Based Shares/LTIPs Awarded Business Objectives		Total March 2017 Equity Award for 2016
Executive	Absolute TSR		Relative TSR
Monty J. Bennett(1)	165,745	(2)	165,745	(2)	331,488	(3)	662,977	(2)(3)
Douglas A. Kessler(1)	86,500	(4)	86,500	(4)	173,000	(5)	346,000	(4)(5)
Deric S. Eubanks	52,000	(4)	52,000	(4)	104,000	(5)	208,000	(4)(5)
David A. Brooks	69,000	(4)	69,000	(4)	138,000	(5)	276,000	(4)(5)
J. Robison Hays, III	64,486	(2)	64,486	(2)	128,971	(3)	257,942	(2)(3)
Jeremy Welter	64,486	(2)	64,486	(2)	128,971	(3)	257,942	(2)(3)

(1)
Mr. Bennett served as our Chief Executive Officer during all of 2016 and until February 20, 2017, when Mr. Kessler was appointed as Chief Executive Officer of the company.

(2)
Represents a target number of LTIP units that may be issued pursuant to a performance LTIP award subject to performance-based vesting criteria. The actual number of performance LTIPs that may vest ranges from 0% to 200% of the target number based on achievement of a specified absolute and relative TSR. Subject to forfeiture and achievement of the specified TSR, the performance LTIPs will vest on the date that is three years from the date of grant. Vested LTIP units, upon achieving economic parity with the common limited partnership units of our operating partnership, are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership, which, on March 31, 2017, was 0.9491 shares of common stock for each common unit.

(3)
Represents special LTIP units in our operating partnership that vest in three substantially equal installments on the first three anniversaries following the date of grant. Upon vesting and reaching economic parity with common units in our operating partnership, the LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership which, on March 31, 2017, was 0.9491 shares of our common stock per common unit.

(4)
Represents target number of shares of common stock that may be issued pursuant to an award of PSUs subject to performance-based vesting criteria. The actual number of PSUs that may vest can range from 0% to 200% of the number of PSUs reported, based on achievement of a specified absolute and relative TSR. Subject to forfeiture and achievement of the specified absolute and/or relative TSR, the PSUs, as adjusted, will generally vest on the date that is three years from the date of grant.

(5)
Represents shares of restricted common stock that vest in three substantially equal installments on the first three anniversaries following the date of grant.

        As shown in the table above, the compensation committee determined in 2017 to award half (50%) of the shares/units awarded in the form of time-based shares/units that vest in three equal annual installments following the date of grant, with dividends paid on unvested shares/units, and half (50%) in the form of performance-based shares/units. The performance-based shares/units vest at the end of three years based on the company's shareholder returns: 50% absolute TSR and 50% relative TSR. The award level for achieving target performance is 100% of the target award. The award levels for achieving threshold and maximum performance are 50% and 200% of the target award, respectively. Award levels between the threshold and target performance and between the target and maximum performance are interpolated. Dividends are accrued and paid on the actual number of shares/units vesting in the form of additional shares/units.

        As noted previously, performance shares were first granted in March of 2016. The following table shows the total number of performance shares granted to the named executive officers and other officers in 2016. None of those shares vested in 2016.

# of Awards(1)
Granted	737,180
Vested	0
Forfeited	0
Unvested at December 31, 2016	737,180

(1)
Includes a target number of share of common stock that may be issued pursuant to an award of PSUs or, at the election of the recipient, LTIP units that may be issued pursuant to an award of performance of LTIPs, that in each case will vest on March 31, 2019. The actual number of PSUs or performance LTIPs that may vest can range from 0% to 200% of target based on achievement of a specified absolute or relative TSR, as applicable.

        The compensation committee also elected to give our executive officers a choice of receiving their time-based equity awards in the form of either restricted stock or LTIP units, or a combination of both. Messrs. Bennett, Hays and Welter elected to receive the March 2017 time-based equity grants in the form of LTIP units. We will make dividends and distributions on unvested restricted stock and LTIP units. For the performance-based awards, the executives could choose between PSUs or performance LTIPs, or a combination of both. Messrs. Bennett, Hays and Welter elected to receive the March 2017 performance-based equity grants in the form of performance LTIP units. Dividends and distributions accrue on unvested PSUs or performance LTIPs and are paid in the form of additional units on the actual number of units that ultimately vest at the end of the three-year performance period.

        The LTIP units are a special class of partnership units in our operating partnership called long-term incentive partnership units. Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. At the time of the award, executives who receive LTIP units make a $0.05 capital contribution per LTIP unit. Upon the occurrence of certain corporate events, which are not performance related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

        Subject to satisfaction of the vesting requirements, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.

        As of March 31, 2017, all except for 661,616 of the LTIP units issued prior to 2016 have reached economic parity with the common units and have been converted to common units and 103,774 of the LTIP units issued during 2016 have achieved such parity. None of the LTIP units issued during 2017 have reached such parity.

        As noted in the Executive Compensation Overview section, we believe our compensation decisions should be evaluated by recognizing that the compensation committee grants equity awards following the end of our fiscal year based on the performance of the prior year and over the longer term. To understand how we pay for performance, equity awards should be aligned with the applicable performance year to which they are related. Using this approach, the total actual compensation for each of the named executive officers serving at the end of 2016 for the three years ended December 31, 2016, as analyzed by the compensation committee is as follows:

Name and Principal Position	Year	Salary(1)	Bonus(1)	Equity Based Awards(2)	Total
Monty J. Bennett(3)	2016	$—	$—	$3,626,260	$3,626,260
Former Chief Executive Officer	2015	—	—	2,750,000	2,750,000
	2014	800,000	1,600,000	4,500,000	6,900,000
Douglas A. Kessler(3)	2016	—	—	2,017,180	2,017,180
Chief Executive Officer and	2015	—	—	1,513,000	1,513,000
President	2014	625,000	937,500	2,700,000	4,262,500
Deric S. Eubanks(4)	2016	—	—	1,212,640	1,212,640
Chief Financial Officer and Treasurer	2015	—	—	1,018,000	1,018,000
	2014	282,205	203,000	750,000	1,235,205
David A. Brooks	2016	—	—	1,609,080	1,609,080
Chief Operating Officer,	2015	—	—	1,100,000	1,100,000
General Counsel and Secretary	2014	475,000	593,750	2,000,000	3,068,750
J. Robison Hays, III	2016	—	—	1,410,860	1,410,860
Chief Strategy Officer
Jeremy Welter	2016	—	—	1,410,860	1,410,860
Executive Vice President,	2015	—	—	1,018,000	1,018,000
Asset Management	2014	425,000	382,500	1,500,000	2,307,500

(1)
Effective with our spin-off of Ashford Inc. in November 2014, we no longer pay salary or bonus compensation to our executive officers. However, we do grant our executives and the executives and employees of our advisor equity awards, if and to the extent determined appropriate by our compensation committee.

(2)
Represents estimated valuation as analyzed by the compensation committee of restricted stock, LTIP unit, PSU and performance LTIP awards made following the end of the fiscal year indicated based on the performance of the company for the prior year. These grants are subject to vesting over a period of time generally commencing on the date of their issuance.

(3)
Mr. Bennett served as Chief Executive Officer during all of 2014, 2015, 2016 and until February 20, 2017, when Mr. Kessler was appointed as Chief Executive Officer of the company.

(4)
Mr. Eubanks was appointed Chief Financial Officer and Treasurer effective June 14, 2014.

Stock Ownership Guidelines

        Our corporate governance guidelines provide ownership guidelines for our directors as well as our executive officers. The guidelines state that each member of the board should hold an amount of our common stock having a value in excess of four times his annual board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman), and the chief executive officer should hold an amount of our common stock having a value in excess of six times his annual base salary. The guideline for our president is stock ownership of an amount of our common stock having a value in excess of four times his annual base salary and each other executive is required by our guidelines to hold common stock having a value in excess of three times his annual base salary. The guidelines provide that ownership of common units or LTIP units (including performance LTIP units) in our operating partnership constitute "common stock" for purposes of compliance with the guideline. Any future board member or executive officer will be expected to achieve compliance within three years of being appointed or elected, as applicable. Currently, all of our board members and executive officers satisfy our stock ownership guidelines or are within the three-year ramp-up period for compliance.

        As a group, our named executive officers have demonstrated a commitment to the company through long tenure and significant equity ownership levels as a multiple of salary paid to them by our advisor that are well in excess of market best practices.

        In August 2016, our board of directors adopted and approved an amendment to our corporate governance guidelines to increase the stock ownership requirement for our directors from an amount of our common stock having a value in excess of three times his or her annual board retainer fee to an amount of our common stock having a value in excess of four times his or her annual board retainer fee. Current directors are expected to achieve compliance within two years and new directors are expected to achieve compliance within four years. A director who falls out of compliance with the guideline as a result of stock price volatility will have a cure period of two years. Each director or executive officer is required to retain at least 50% of the after-tax shares received in connection with any awards granted under any of the company's equity plans until such time that such director or executive officer has met his required ownership level. In addition, our board adopted and approved an amendment to the 2011 Stock Incentive Plan to: (1) add management stock ownership requirements that match the stock ownership requirements set forth in the our corporate governance guidelines; and (2) establish a minimum vesting period of twelve months for stock options and the stock appreciation rights granted pursuant to the plan.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to our chief executive officer or any of our other named executive officers with the exception of our chief financial officer. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is not paid and deducted by the corporation, but at the operating partnership level. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT's operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the operating partnership level is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level. We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.

Adjustment or Recovery of Awards

        Under the company's clawback policy, if the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirements, then the compensation committee, or, in the discretion of the board of directors, any other committee or body of the board of directors consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a "covered officer"), during the three-year period preceding the publication of the restated financial statement to reimburse the company for any annual cash bonus and long-term equity incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such covered officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.

        The independent director committee may take into account any factors it deems reasonable, necessary and in the best interests of the company to remedy the misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each covered officer, the independent director committee must consider the accountability of the applicable covered officer, any conclusion by the Independent Director Committee whether a covered officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the covered officer to report another person's grossly negligent acts, omissions or willful misconduct. In addition, if a covered officer engaged in intentional misconduct or violation of company policy that contributed to the award or payment of any annual cash bonus or long term equity incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.

        Under the Dodd-Frank Act, there may be additional recoupment obligations required by the company. When final guidance is available as to these requirements, the company intends to modify its recoupment policies accordingly.

Hedging and Pledging Policies

        Pursuant to our Code of Ethics and Corporate Governance Guidelines, we maintain a policy that prohibits our directors and executive officers from holding company securities in a margin account or pledging company securities as collateral for a loan. "Cashless exercises" of options are required to receive prior approval of our general counsel. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving company securities, including in-and-out trading, engaging in short sales or "sales against the box," buying or selling put or call options, and engaging in hedging transactions.

Compensation Risk Assessment

        The compensation committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the company, as well as policies and practices that could mitigate any risks. After conducting this review in early 2017, the committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the compensation discussion and analysis disclosure with Ashford's management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Alan L. Tallis, Chairman
Kamal Jafarnia

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid to or earned by the chairman of the company's board of directors as well as the company's chief executive officer, chief financial officer and the company's three other most highly compensated executive officers in fiscal years 2016, 2015 and 2014 for services rendered in all capacities. Additionally, compensation information for Mr. Hays is provided only for the fiscal year ended December 31, 2016, the year that he became a named executive officer.

Name and Principal Position	Year	Salary(1)	Bonus(1)	Equity Based Awards(2)	Total
Monty J. Bennett(3)	2016	$—	$—	$2,944,638	$2,944,638
Former Chief Executive Officer	2015	—	—	4,500,000	4,500,000
	2014	800,000	1,600,000	3,981,934	6,381,934
Douglas A. Kessler(3)	2016	$—	$—	$1,549,428	$1,549,428
Chief Executive Officer and President	2015	—	—	2,700,000	2,700,000
	2014	625,000	937,500	2,199,996	3,762,496
Deric S. Eubanks(4)	2016	$—	$—	$1,042,511	$1,042,511
Chief Financial Officer and Treasurer	2015	—	—	750,000	750,000
	2014	282,205	203,000	351,925	837,130
David A. Brooks	2016	$—	$—	$1,609,080	$1,126,485
Chief Operating Officer,	2015	—	—	2,000,000	2,000,000
General Counsel and Secretary	2014	475,000	593,750	1,791,874	2,860,624
J. Robison Hays, III	2016	$—	$—	$1,090,055	$1,090,055
Chief Strategy Officer
Jeremy Welter	2016	$—	$—	$1,090,055	$1,090,055
Executive Vice President,	2015	—	—	1,500,000	1,500,000
Asset Management	2014	425,000	382,500	617,400	1,424,900

(1)
Effective with our spin-off of Ashford Inc. in November 2014, we no longer pay salary or bonus compensation to our executive officers. However, we do grant our executives and the executives and employees of our advisor equity awards, if and to the extent determined appropriate by our compensation committee.

(2)
Represents the total grant date fair value of restricted stock, LTIP unit, PSU and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. Assumptions used in the calculation of these amounts are described in Note 16 to the company's audited financial statements for the fiscal year end December 31, 2016, included in the company's Annual Report on Form 10-K that was filed with the SEC on March 16, 2017. These grants are subject to vesting over a period of time generally commencing on the date of their issuance and/or certain performance criteria. With respect to the PSUs and performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the performance LTIPs and the PSUs, issued to the NEOs in 2016, assuming maximum performance is achieved and target performance is achieved, for comparative purposes.

Name	At Target	At Maximum
Monty J. Bennett	$1,472,313	$2,944,626
Douglas A. Kessler	774,717	1,549,434
Deric S. Eubanks	521,259	1,042,518
David A. Brooks	536,246	1,126,492
J. Robison Hays, III	545,024	1,090,048
Jeremy Welter	545,024	1,090,048
(3)
Mr. Bennett served as Chief Executive Officer during all of 2014, 2015 and 2016 and until February 20, 2017, when Mr. Kessler was appointed as Chief Executive Officer of the company.

(4)
Mr. Eubanks was appointed Chief Financial Officer and Treasurer effective June 14, 2014.

 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
					All Other Equity Awards: Number of Shares of Stock or LTIPs(2)	Grant Date Fair Value of Equity Awards(3)
Name	Grant Date	Threshold	Target	Maximum
Monty J. Bennett(4)	March 31, 2016	115,385	230,770	461,540	230,772	$2,944,638
Douglas A. Kessler	March 31, 2016	60,715	121,429	242,858	121,428	1,549,428
Deric S. Eubanks	March 31, 2016	40,851	81,702	163,404	81,701	1,042,511
David A. Brooks	March 31, 2016	44,142	88,283	176,566	88,282	1,126,485
J. Robison Hays, III(4)	March 31, 2016	42,714	85,427	170,854	85,428	1,090,055
Jeremy Welter(4)	March 31, 2016	42,714	85,427	170,854	85,428	1,090,055

(1)
Amounts represent the threshold, target and maximum number of PSUs or performance LTIPs, at the election of the recipient, pursuant to the March 2016 equity awards for 2015 performance. Subject to forfeiture and the achievement of certain performance-based vesting criteria, these awards will vest on March 31, 2019.

(2)
Represents LTIP units or restricted common stock, at the election of the recipient, that vest in three substantially equal installments on the first three anniversaries following the date of grant.

(3)
Computed in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. In the case of the March 2016 equity awards for 2015 performance, the fair value is reported for target level of achievement.

(4)
Elected to receive LTIP unit and performance LTIP awards that, upon vesting, are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a conversion ratio described in the partnership agreement of our operating partnership which, on March 31, 2017, was 0.9491 shares of our common stock per common unit.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Time-Based Equity Awards That Had Not Vested at December 31, 2016		Market Value of Time-Based Equity Awards That Had Not Vested at December 31, 2016(7)	Equity Incentive Plan Awards (PSUs and Performance LTIPs) at December 31, 2016		Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) at December 31, 2016(7)
Monty J. Bennett	120,445	(1)	$934,653
	319,313	(3)	2,477,869
	230,772	(4)	1,790,791
				461,540	(5)	$3,581,550
Douglas A. Kessler	66,245	(1)	$514,061
	177,165	(3)	1,374,800
	121,428	(4)	942,281
				242,858	(6)	$1,884,578
Deric S. Eubanks	10,578	(1)	$82,085
	49,213	(3)	381,893
	81,701	(4)	634,000
				163,404	(6)	$1,268,016
David A. Brooks	54,200	(1)	$420,592
	131,233	(3)	1,018,365
	88,282	(4)	685,068
				176,566	(6)	$1,370,152
J. Robison Hays, III	85,428	(4)	662,921
				170,854	(5)	$1,325,828
Jeremy Welter	20,000	(1)	$155,200
	106,437	(2)	825,951
	85,428	(4)	662,921
				170,854	(5)	$1,325,828

(1)
These equity awards were granted on February 27, 2014, with an initial vesting term of three years. One-third of the awards initially granted vested on February 27, 2015; one-third vested on February 27, 2016; and the remaining one-third vested on February 27, 2017.

(2)
These equity awards were granted on April 23, 2014 with an initial vesting term of three years. One-third of the awards initially granted vested on April 23, 2015; one third vested on April 23, 2016; and the remaining one-third will vest on April 23, 2017.

(3)
These equity awards were granted on March 20, 2015 with an initial vesting term of three years. One-third of the awards initially granted vested March 20, 2016; one-third vested on March 20, 2017; and the remaining one-third will vest on March 20, 2018.

(4)
These equity awards were granted on March 31, 2016 with an initial vesting term of three years. One-third of the awards initially granted will vest on March 31, 2017; one-third will vest on March 31, 2018; and the remaining one-third will vest on March 31, 2019.

(5)
These performance LTIP awards were granted on March 31, 2016 and, assuming continued service and achievement of the specified performance-based vesting criteria, will vest on March 31, 2019. Amount reflects the maximum payout level; however the actual number of performance LTIPs that will vest could range from 0% to 100% of the maximum number.

(6)
These PSU awards were granted on March 31, 2016 and, assuming continued service and achievement of the specified performance-based vesting criteria, will vest on March 31, 2019. Amount reflects the maximum payout level; however, the actual number of PSUs that will vest could range from 0% to 100% of the maximum number.

(7)
Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on December 30, 2016 of $7.76.

EQUITY AWARDS VESTED DURING 2016

Name	Stock Awards: Number of Equity Awards(1) Acquired on Vesting	Value Realized on Vesting
Monty J. Bennett	330,102	$1,962,314
Douglas A. Kessler	238,162	1,423,553
Deric S. Eubanks	45,184	272,380
David A. Brooks	193,152	1,153,312
J. Robison Hays, III	—	—
Jeremy Welter	133,219	808,054

(1)
Includes LTIP units that vested during 2016. All except for 53,219 of the LTIP units that vested during 2016 have reached economic parity with common units in our operating partnership.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

        In connection with the spin-off of Ashford Inc. in November 2014, we are no longer party to any employment agreements with our executive officers. As a result, all payments we would need to make to the chairman of our board or any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan.

        Our equity incentive plan provides that equity awards granted pursuant to the plan will vest upon (i) the termination or removal of the named executive officer as an employee or consultant of the company or an affiliate, or as a non-employee director of the company without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein), (ii) the termination, removal or resignation of the named executive officer as an employee or consultant of the company or an affiliate or as a non-employee director of the company for any reason within one year from the effective date of a change in control of the company, or (iii) the death or disability of the named executive officer. The award agreements for the PSUs and performance LTIPs granted to the named executive officers in 2016 provide for accelerated vesting upon (i) the termination or removal of the named executive officer as an officer of the company by the company without cause (including a termination of the advisory agreement) or by the named executive officer for good reason, (ii) the death or disability of the named executive officer, (iii) a change of control of the company, (iv) a change of control of our advisor, if such change in control results in the vesting of the award under the terms of any employment agreement, the named executive officer has with our advisor, and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. Our advisor is an affiliate under our equity incentive plan.

        For the purposes of the plan, the following definitions apply:

        "Cause" has, with respect to any named executive officer, the same definition as in any employment agreement that such named executive officer has with the company, Ashford Inc. or any of their respective affiliates. If such named executive officer is not a party to such an employment agreement, generally, (i) the willful commission of a crime or act that results in substantial economic damage to, or substantial injury to the business reputation of, the company, or an affiliate; (ii) the commission of an act of fraud in the performance of such participant's duties on behalf of the company or an affiliate; or (iii) the continuing willful failure of a participant to perform his or her duties (other than for incapacity due to physical or mental illness) after written notice by the compensation committee and a reasonable opportunity for such participant to be heard and cure such failure.

        A "change of control" of the company is deemed to have occurred when:

            (i)  any person other than (A) the company or any of its subsidiaries, (B) any employee benefit plan of the company or any of its subsidiaries, (C) Remington or an affiliate, (D) a company owned, directly or indirectly, by stockholders of the company in substantially the same proportions as their ownership of the company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the company representing 30% or more of the shares of voting stock of the company then outstanding; provided, however, that an initial public offering of common stock will not constitute a change of control;

           (ii)  the consummation of any merger, organization, business combination or consolidation of the company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the company or the surviving company or the parent of such surviving company;

          (iii)  the consummation of a sale or disposition by the company of all or substantially all of the company's assets, other than a sale or disposition if the holders of the voting securities of the company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the company approve a plan of complete liquidation or dissolution of the company; or

          (iv)  individuals who, as of the effective date of the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan, constituted our board of directors cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director subsequent to the effective date whose election by our board of directors was approved by a vote of at least a majority of the directors then comprising the board is considered as though such individual were a member of the initial board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our board of directors.

        "Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the company. If such named executive officer is not a party to such an employment agreement, "good reason" means termination of employment or service under any of the following circumstances, if the company fails to cure such circumstances within 30 days after receipt of written notice from the participant setting forth a description of such good reason:

            (i)  the removal from or failure to re-elect the named executive officer to the office or position in which he or she last served;

           (ii)  the assignment to the named executive officer of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the company or any material diminishment, on a cumulative basis, of the named executive officer's overall duties, responsibilities or status;

          (iii)  a material reduction by the company in the named executive officer's fees, compensation, or benefits; or

          (iv)  the requirement by the company that the principal place of business at which the participant performs his or her duties be changed to a location more than 50 miles from downtown Dallas, Texas.

        The following table sets forth the potential payments to the company's named executive officers upon a theoretical termination of employment or change of control occurring on December 30, 2016. The amounts shown assume a common stock value of $7.76 per share, the closing share price of the common stock as of December 31, 2016. The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

Name	Change in Control(1)	Termination Following Change in Control for any Reason(2)	Involuntary Termination from the Company(3)	Involuntary Termination from Advisor, Death, Disability and Non-Renewal of Employment Agreement(4)
Monty J. Bennett
LTIP unit awards	$—	$5,203,313	$5,203,313	$5,203,313
Performance LTIP awards	3,581,550	3,581,550	3,581,550	3,581,550

Total	$3,581,550	$8,784,843	$8,784,843	$8,784,843
Douglas A. Kessler
Restricted stock awards	$—	$2,831,143	$2,831,143	$2,831,143
PSU awards	1,884,578	1,884,578	1,884,578	1,884,578

Total	$1,884,578	$4,715,721	$4,715,721	$4,715,721
Deric S. Eubanks
Restricted stock awards	$—	$1,097,978	$1,097,978	$1,097,978
PSU awards	1,268,016	1,268,016	1,268,016	1,268,016

Total	$1,268,016	$2,365,994	$2,365,994	$2,365,994
David A. Brooks
Restricted stock awards	$—	$2,124,028	$2,124,028	$2,124,028
PSU awards	1,370,152	1,370,152	1,370,152	1,370,152

Total	$1,370,152	$3,494,180	$3,494,180	$3,494,180
J. Robison Hays, III
LTIP unit awards	$—	$662,921	$662,921	$662,921
Performance LTIP awards	1,325,828	1,325,828	1,325,828	1,325,828

Total	$1,325,828	$1,988,749	$1,988,749	$1,988,749
Jeremy Welter
LTIP unit awards	$—	$1,644,072	$1,644,072	$1,644,072
Performance LTIP awards	1,325,828	1,325,828	1,325,828	1,325,828

Total	$1,325,828	$2,969,900	$2,969,900	$2,969,900

(1)
In the event of a change of control of the company, the number of PSUs and performance LTIPs that vest will be based on actual company performance for the shortened performance period through the date of such change in control. Values assume that the outstanding performance-based awards are paid out at maximum level.

(2)
In the event of a termination of a named executive officer as an employee or consultant of the company or an affiliate or as a non-employee director of the company for any reason within the one year period following a change in control of the company, outstanding restricted stock and LTIP unit awards will vest fully. Additionally, this column includes the value of the PSUs and performance LTIPs that would vest upon a change in control of the company, as set forth in the column entitled "Change in Control." Because the named executive officers are employees of an affiliate of the company rather than the company, awards will be accelerated upon a termination from our advisor for any reason within the one year period following a change in control.

(3)
Upon an involuntary termination of a named executive officer as an officer of the company, which we assume will be coincident with the removal of the named executive officer as an employee of our advisor, outstanding restricted stock and LTIP unit awards will vest fully, and outstanding PSU and performance LTIP awards vest based on the greater of actual performance (for the shortened performance period through the date of such termination) and target performance. Values assume that the outstanding performance-based awards are paid out a maximum level.

(4)
In the event of an involuntary termination from our advisor, death, disability or non-renewal of the employment agreement of a named executive officer, outstanding restricted stock or LTIP awards will vest fully, and outstanding PSU and performance LTIP awards vest based on the greater of actual performance (for the shortened performance period through the date of such termination) and target performance. Values assume that the outstanding performance-based awards are paid out at maximum level.

AUDIT COMMITTEE

        Our audit committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE.

        The following is our audit committee's report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor's performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor's work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.

 AUDIT COMMITTEE REPORT

        The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford's internal auditors, in each case without the presence of management.

        The audit committee has reviewed and discussed the consolidated financial statements with management and BDO USA, LLP, Ashford's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Ashford's consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. BDO USA, LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of the year, management completed the documentation, testing and evaluation of Ashford's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and BDO USA, LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed a report on the effectiveness of Ashford's internal control over financial reporting. The audit committee also reviewed the report of management contained in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC, as well as BDO USA, LLP's Report of Independent Registered Public Accounting Firm included in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2016 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Ashford's efforts related to its internal control over financial reporting and management's preparation for the evaluation in fiscal year 2016.

        The audit committee has discussed with BDO USA, LLP the matters required to be discussed with the independent auditors pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communication with the Audit Committees), including the quality of Ashford's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee has received the written disclosures and letter from BDO USA, LLP to the audit committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP's communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

        Taking all of these reviews and discussions into account, the undersigned audit committee members recommended to the board of directors that the board approve the inclusion of Ashford's audited financial statements in Ashford's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      Amish Gupta, Chairman
                      Philip S. Payne
                      Alan L. Tallis

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        For purposes of this proxy statement a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

            (i)  voting power which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or

           (ii)  investment power which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership of Management

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 31, 2017, by (i) each of our directors, (ii) each of our named executive officers and (iii) all of our directors and executive officers as a group. Voting power and investment power in common stock are exercisable solely by the named person. Although Mr. Archie Bennett is no longer a director or executive officer, we continue to include him in this table because of his chairman emeritus status and his relationship to Mr. Monty Bennett.

Name of Stockholder	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Monty J. Bennett	8,153,247	(3)	7.5%
Archie Bennett, Jr.	5,189,942		5.0%
Benjamin J. Ansell, M.D.	209,924		*
Amish Gupta	36,111		*
Kamal Jafarnia	43,946		*
Frederick J. Kleisner	10,166		*
Philip S. Payne	85,359		*
Alan L. Tallis	285,697		*
David A. Brooks	2,188,650		2.1%
Deric S. Eubanks	349,037		*
Douglas A. Kessler	2,050,915		2.0%
Jeremy Welter	793,193		*

All executive officers and directors as a group (14 persons)	21,240,080		18.2%

*
Denotes less than 1.0%.

(1)
Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock based on the applicable exchange ratio as of March 31, 2017, which was approximately 0.9491 shares of our common stock per common unit, and includes all restricted stock grants made since our initial public offering through March 31, 2017. All such stock grants typically vest over a period of time generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of the record date but excludes any LTIP units (including performance LTIPs) issued subsequent to the record date or that have not yet achieved economic parity or PSUs, LTIPs or performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible into shares of our common stock.

(2)
As of the March 31, 2017 record date, there were outstanding and entitled to vote 97,019,295 shares of common stock. The total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock, using the conversion ratio effective as of the record date, but none of the operating partnership units held by other persons are redeemed for common stock.

(3)
Includes 512,500 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty Bennett. Mr. Monty Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units. Also includes shares previously held by MJB Operating LP, which have been transferred to MJB Investments LP.

Security Ownership of Certain Beneficial Owners

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 31, 2017 by the persons known to Ashford to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of Schedule 13D or Schedule 13G with the Securities and Exchange Commission. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford's common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Securities	Name of Stockholder	Number of Shares Beneficially Owned		Percent of Class(1)
Common Stock	The Vanguard Group, Inc.	15,348,013	(2)	16.0%
Common Stock	Vanguard Specialized Funds—Vanguard REIT Index Fund	7,311,828	(3)	7.6%
Common Stock	Monty J. Bennett	8,153,247	(4)	7.5%
Common Stock	Archie Bennett, Jr.	5,189,942	(4)	5.0%
Common Stock	Blackrock, Inc.	7,318,972	(5)	7.2%

(1)
As of March 31, 2017, there were outstanding and entitled to vote 97,019,295 shares of common stock.

(2)
Based on information provided by The Vanguard Group, Inc. ("Vanguard Group") in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Per its Schedule 13G, Vanguard Group has sole voting power over 218,466 of such shares, shared voting power over 118,317of such shares, sole power to dispose of 15,140,291 of such shares and shared power to dispose of 207,722 of such shares. Includes 89,405 shares of common stock held by Vanguard Fiduciary Trust Company and 247,378 shares of common stock held by Vanguard Investments Australia, Ltd. The principal business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information provided by the Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard Fund"), in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2017. Per its Schedule 13G, the Vanguard Fund has sole voting power over all such shares and does not have sole or shared dispositive power over any of such shares. The principal business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
The total number of shares of the company's common stock outstanding used in calculating the percentage assumes that operating partnership units held by this person, including LTIP units that have achieved economic parity with our common stock, are converted into common stock but none of the operating units held by other people is converted into common stock. Each of Mr. Archie Bennett, Jr. and Mr. Monty Bennett owns a portion of their shares indirectly. Also, the amount reported for Mr. Bennett includes shares previously held by MJB Operating, LP, which have been transferred to MJB Investments LP.

(5)
Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 19, 2017. Per its Schedule 13G, Blackrock, Inc. has sole voting power of 7,017,410 of such shares and sole dispositive power over 7,318,972 such shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the year ended December 31, 2016, other than as disclosed herein, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements. Messrs. Bennett, Welter and Hays may be deemed to have failed to timely file a required Form 4 inasmuch as certain Form 4s that were originally filed on behalf of such individuals incorrectly reported the target number of performance LTIPs subject to performance-based vesting that were awarded rather than the maximum amount granted and subject to forfeiture.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        This section of the proxy statement describes certain relationships and related party transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (a) the registrant was or is to be a participant, (b) the amount involved exceeds $120,000, and (c) any related person had or will have a direct or indirect material interest.

        A "related person" means: (a) any director, director nominee or executive officer of the company, (b) any person known to the company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (c) any immediate family member of either of the foregoing or (d) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.

Conflict of Interest Policies

        We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent board members.

        Because we could be subject to various conflicts of interest arising from our relationships with our advisor, Remington, Ashford Prime, AIM and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. As described further in "Other Governance Information—Board Leadership Structure and Role in Risk Oversight" above, our bylaws require that, at all times, a majority of our board of directors be independent directors, and our corporate governance guidelines require that two-thirds of our board of directors be independent directors at all times that we do not have an independent chairman.

        Our corporate governance guidelines provide that all decisions related to our mutual exclusivity agreement or the master management agreement with Remington be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements. In addition, our independent directors have exclusive power to review and approve certain transactions in which our advisor, or entities in which our advisor has an interest, provide products or services to our hotels at market rates. Such transactions, first, undergo review and recommendation by a special committee of independent directors; then, they undergo final review and approval by a majority of the disinterested directors.

        Additionally, our board of directors has adopted our code of business conduct and ethics, which includes a policy for review of any transactions in which an individual's private interests may interfere or conflict in any way with the interests of the company. Pursuant to the code of business ethics and conduct, directors, officers, and employees must report any actual or potential conflict of interest involving themselves or others to our general counsel, our chief governance officer or to the chairman of our nominating and corporate governance committee. Directors must make such report to the chairman of our nominating/corporate governance committee.

        Our related party/conflicts committee is a committee composed of two independent directors and is tasked with reviewing any transaction with an affiliate, including our advisor or Remington and their respective affiliates, before recommending approval by a majority of our independent directors.

        Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safeharbors are met. Our charter contains a requirement, consistent with one such safeharbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors

Our Relationship and Agreements with Ashford Inc.

        On November 12, 2014, we completed a spinoff of our asset management and advisory business from our hospitality investment business. We continue to own approximately 29.7% of Ashford Inc. In connection with this spin-off, we entered into an advisory agreement with Ashford Inc., pursuant to which Ashford Inc. (through its operating company Ashford LLC) serves as our advisor and is responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our board of directors. Ashford Inc. may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Prime. We share all of the same executive officers, with the exception of our chief executive officer, and significant employees as Ashford Inc., and we have one common director, Mr. Monty Bennett, Chairman of our board.

        Our advisory agreement with Ashford Inc. has an initial 10-year term. The advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us an annual base fee, calculated as 0.70% or less of our total market capitalization, subject to a minimum quarterly fee. Ashford Inc. may also be entitled to receive an incentive fee from us based on our out performance, as measured by our total annual stockholder return compared to our peers. For the year ended December 31, 2016, we paid Ashford Inc. a base fee of approximately $34.6 million. In addition, pursuant to the advisory agreement, we paid Ashford Inc. in January 2017 a one-third installment (approximately $1.8 million) of the inventive fee earned (approximately $5.4 million) with respect to 2016.

        In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2016, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $5.9 million.

        Ashford Inc. agreed, in our advisory agreement, to make future key money investments to facilitate the acquisition of properties by us under certain conditions, becoming the asset manager for the acquired property and receiving related asset management and other fees, as applicable. In connection with our June 2015 acquisition of the Le Pavillon Hotel in New Orleans, Louisiana and Ashford Inc.'s engagement to provide hotel advisory services to us, Ashford Inc. provided approximately $4 million of key money consideration to purchase and lease back to us certain furniture, fixtures and equipment at the Le Pavillon Hotel.

        Our board of directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our board of directors. For the year ended December 31, 2016, we paid equity-based compensation to employees and officers of Ashford Inc., some of whom were also our executive officers, totaling approximately $8.4 million.

        Ashford Inc. is also entitled to receive a termination fee from us under certain circumstances upon the termination of our advisory agreement.

        In accordance with our advisory agreement, our advisor, or entities in which our advisor has an interest, have a right to provide products or services to our hotels at market rates, provided such transactions are evaluated and approved by our independent directors. We believe that this arrangement gives us a competitive advantage, as our advisor's relationships with such product and service providers often results in preferred pricing, "most-favored-nation" status, premium service, and other benefits for our hotels. We also anticipate that this arrangement will facilitate better long-term quality control and accountability.

        If our advisor is requested, by our independent directors, to perform services outside the scope of the advisory agreement, we are obligated to pay separately for such services. During 2016, we paid $137,000 to our advisor for insurance claims services.

        The table below sets forth the entities in which our advisor has an interest with which we or our hotels contracted for products and services, the fees paid by us for those services, our advisor's interests in such entities, the distributions our advisor received from such entities, and the number of board seats our advisor has on such companies' boards—such board seats being filled by directors or officers of us and/or our advisor.

Company Name	Product or Service	Fees Paid by Us for Product or Service in 2016	Advisor Interest	Distributions from Company to Advisor	Advisor Board Seats/Board Seats Available
OpenKey, Inc.(1)	Mobile Key App	$4,000	40.06%	$0	1/2
PRE Opco, LLC(2)	"Allergy Friendly" Premium Rooms	$475,000	70%	$0	2/3

(1)
On November 17, 2015, OpenKey, Inc. ("OpenKey") issued a $3,000,000 convertible promissory note (the "OpenKey Note"), amending and restating a promissory note originally issued on July 9, 2014, to Ashford Lending Corporation ("Ashford Lending"), a subsidiary of Ashford Inc. On March 8, 2016, Ashford Lending and Ashford Hospitality Limited Partnership ("AHLP"), a subsidiary of the company, entered into a Series A Preferred Stock Purchase Agreement with OpenKey (the "OpenKey Purchase Agreement"), pursuant to which Ashford Lending agreed to convert the OpenKey Note into 3,905,120 shares of OpenKey's Voting Series A-1 Preferred Stock (the "A-1 Preferred") (a price of approximately $0.81 per share of A-1 Preferred, including accrued interest), and AHLP subscribed for 1,240,540 shares of OpenKey's Voting Series A Preferred Stock (the "A Preferred") in exchange for approximately $2,000,000 (a price of approximately $1.61 per share of A Preferred). On March 2, 2017, AHLP purchased 602,575 additional A Preferred, and Ashford Lending purchased 1,226,602 A Preferred, at a purchase price of $1.61 per share. In addition, Mr. Welter, our Executive Vice President, Asset Management, has been issued 75,000 options outstanding pursuant to OpenKey's 2015 stock plan, equating to an approximate 0.57% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending or its affiliates may designate one member of the Board of Directors of OpenKey, and the holders of a majority of the A Preferred not held by any affiliate of Ashford Inc. may appoint an additional director.

(2)
On April 6, 2017, our advisor acquired substantially all of the assets and certain liabilities of PRE Opco, LLC, a New York limited liability company that provides "pure allergy friendly room" services to hotels and other venues. PRE Opco, LLC provides "pure allergy friendly rooms" to hotels owned by us or our affiliates.

Our Relationship and Agreements with AIM

        Effective January 19, 2017, we entered into an agreement with Ashford Investment Management, LLC ("AIM"), an indirect subsidiary of Ashford Inc., pursuant to which AIM manages all or a portion of our excess available cash. This cash management strategy allows us to potentially realize a higher return on otherwise idle accounts while maintaining the flexibility to access cash when we need it. We reimburse our advisor for the costs of implementing such cash management strategy, which, since the strategy's implementation on January 1, 2017, have totaled approximately $186,000. AIM manages approximately $48,363,755 under this arrangement.

        In June 2015, for consideration of certain marketable securities, we obtained a 52.4% ownership interest in Ashford Qualitative Alternatives (U.S.) LP (formerly, AIM Real Estate Hedged Equity

(U.S.) Fund, LP) (the "Onshore Fund") with a carrying value of approximately $56.0 million. The Onshore Fund is managed by AIM. The Onshore Fund invests substantially all of its assets in the Ashford Quantitative Alternatives Master Fund, LP (formerly, AIM Real Estate Hedged Equity Master Fund, LP) (the "Master Fund"), and as a consequence of our investment in the Onshore Fund, we obtained an indirect interest in the Master Fund. Our maximum exposure of loss was limited to our investment in the Onshore Fund. As of December 31, 2016, we owned an approximate 96.6% ownership interest in the Onshore Fund, however, by letter dated March 7, 2017, the general partner of the Onshore Fund notified us of its election to dissolve the Onshore Fund and liquidate the Master Fund as of March 31, 2017. In connection with its dissolution, our capital account in the Onshore Fund less an audit hold-back of 5% will be paid prior to June 30, 2017.

        Mr. Monty J. Bennett, Chairman of our board, owns 25% of AIM Performance Holdco, L.P. ("AIM Performance Holdco"), a Delaware limited partnership that owns a 99.99% limited partnership interest in the general partner of the private investment funds managed by AIM. Mr. J. Robison Hays, III, our Chief Strategy Officer, owns 15% of AIM Performance Holdco. Ashford LLC directly and indirectly holds the remaining equity interests in AIM Performance Holdco. The collective 40% equity interest held by Messrs. Bennett and Hays in AIM Performance Holdco results in an indirect ownership of a 40% equity interest in the general partner of the private investment funds managed by AIM, or any affiliates that are created by Ashford LLC to serve as the general partner of such private investment funds.

Our Relationship and Agreements with Remington

        Our operating partnership has a master management agreement with Remington, pursuant to which Remington operates and manages a significant number of our hotels. Remington is an affiliate of Remington Holdings, LP ("Remington Holdings") and is beneficially owned 100% by our Chairman, Mr. Monty Bennett, and his father. The fees due to Remington under the management agreement include management fees, project and purchase management fees and other fees, and Mr. Monty Bennett will benefit from the payment by us of such fees to Remington. The actual amount of management fees for the properties managed by Remington for the twelve months ended December 31, 2016 were approximately $31.2 million. The actual amount of project and purchase management fees for the same period was approximately $18.8 million.

        Further, we and our operating partnership have a mutual exclusivity agreement with Remington and Remington Holdings and our Chairman and Chief Executive Officer, Mr. Monty Bennett, and his father, pursuant to which we have a first right of refusal to purchase lodging investments identified by them that do not meet the investment criteria of Ashford Prime. We also agreed to hire Remington or its affiliates for the management, project management, purchasing, construction, development and other related services for or construction of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better.

        Additionally, in March 2011, we acquired an interest in the 28-hotel portfolio of Highland Hospitality through a newly formed joint venture with Prudential Real Estate Investors. The joint venture effected a consensual foreclosure and restructuring of certain mezzanine and senior loans on the portfolio. In connection with the debt restructuring, we entered into certain guaranty and indemnity agreements with the senior and mezzanine lenders pursuant to which we have potential recourse liability with respect to the mortgage and mezzanine debt arising from certain events or circumstances caused by or resulting from certain actions of Remington specifically set forth in the related guaranty and indemnity agreements. The maximum aggregate liability we could potentially incur under such guaranty and indemnity agreements is $200,000,000. We have entered into an indemnity agreement with

Remington pursuant to which Remington has agreed to indemnify us for any liabilities under the guaranty and indemnity agreements with the senior and mezzanine lenders that arise, directly or indirectly, from specifically identified actions of Remington or any related party. On March 6, 2015, we acquired an approximate 28.26% interest in PIM Highland Holding LLC from Prudential Real Estate Investors so that together with our existing approximate 71.74% interest, we now own 100% of PIM Highland Holding LLC.

        On September 17, 2015, Ashford Inc. entered into an acquisition agreement to acquire 80% of Remington. The acquisition was subject to customary closing conditions, including that the transaction must be approved by Ashford Inc.'s stockholders. The stockholders of Ashford Inc. approved the transaction on April 12, 2016. Effective March 24, 2017, Remington and Ashford Inc. mutually decided to terminate the acquisition agreement due to the failure of certain closing conditions.

        Because we could be subject to various conflicts of interest arising from our relationship with Remington Holdings, Remington and other parties, to mitigate any potential conflicts of interest, our charter contains a requirement that any transaction or agreement involving us, our wholly owned subsidiaries or our operating partnership and a director or officer of an affiliate of any director or officer will require the approval of a majority of the disinterested directors. Additionally, our board of directors has adopted a policy that requires all management decisions related to the management agreements with Remington to be approved by a majority of the independent directors, except as specifically provided otherwise in the management agreement.

Our Relationship and Agreements with Ashford Prime

        In November 2013, we completed a taxable pro-rata distribution of our subsidiary, Ashford Prime, to our stockholders. Until July 2015, our operating subsidiary owned approximately 15% of the outstanding common units of the Ashford Prime operating partnership, which were redeemable for shares of common stock of Ashford Prime on a 1-for-1 basis. In July 2015, our operating subsidiary completed a distribution of these common units to its limited partners, including us, we sought redemption of the common units to shares of common stock of Ashford Prime, and completed a pro rata, taxable dividend of the common stock of Ashford Prime to our shareholders. Following this transaction, we no longer own any securities of Ashford Prime.

        We share all of the same executive officers, with the exception of Ashford Prime's chief executive officer, and significant employees as Ashford Prime, and we have one common director, Mr. Monty Bennett, Chairman of our board. Mr. Bennett also owns units of Ashford Prime's operating partnership, which are redeemable for cash or, at the option of Ashford Prime, common stock of Ashford Prime, as of November 2014. If Mr. Bennett redeemed all of his units and received common stock of Ashford Prime, he would own in excess of 5% of Ashford Prime's common stock outstanding. Presently, Mr. Douglas A. Kessler serves as a director of Ashford Prime. However, on February 20, 2017, Mr. Kessler informed Ashford Prime's board that he will not stand for re-election to the board at the 2017 annual meeting. Mr. Kessler's decision was made in connection with his appointment as our chief executive officer. Our other officers own units of Ashford Prime's operating partnership, or common stock in Ashford Prime equal to approximately 3.8% of Ashford Prime's common stock outstanding (if all such units were reduced for common stock).

        Additionally, pursuant to the terms of Ashford Prime's advisory agreement with Ashford Inc., Ashford Prime is obligated to indemnify and hold us harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of our acts or omissions (including ordinary negligence) in our capacity as Ashford Prime's advisor for the period prior to the Ashford Inc. spin-off during which we served as advisor to Ashford Prime, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which we are obligated to indemnify Ashford Prime).

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Prime, Ashford Prime is obligated to indemnify us against losses arising from:

  •
  any Ashford Prime liabilities, including the failure by Ashford Prime or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by Ashford Prime or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  our continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to Ashford Prime in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties;

        We have agreed to indemnify Ashford Prime and its subsidiaries against losses arising from:

  •
  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of our liabilities in accordance with their respective terms;

  •
  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  certain taxes of the entities that directly or indirectly, wholly or jointly, own the initial Ashford Prime hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

        Finally, pursuant to a right of first offer agreement, we have granted Ashford Prime a first right to acquire certain subject hotels, to the extent our board of directors determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of our hotels held in a joint venture. Likewise, Ashford Prime has agreed to give us a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent its board of directors determines it is appropriate to market and sell such assets and Ashford Prime controls the disposition, provided such assets satisfy our investment guidelines. Any such right of first offer granted to us will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

 PROPOSAL NUMBER TWO—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say on pay"). This proposal allows the company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the compensation committee and our board in continuing to improve the alignment of our executive compensation programs with the interests of the company and our stockholders.

        Section 14A of Exchange Act and related SEC rules require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our shareholders at least once every three years; however, following the recommendation of our shareholders, our board of directors has chosen to hold this vote every year.

        During 2016, our named executive officers were employees of Ashford Inc. While our named executive officers were paid cash compensation by Ashford, Inc., they (as well as employees of our advisor) continue to be eligible to receive equity awards under our equity incentive plan. We do not provide any other compensation or employee benefit plans for our named executive officers.

        The board of directors believes the equity compensation program for our named executive officers should follow a pay for performance philosophy. In early 2016, our compensation committee approved a new equity compensation program for our executive officers which provides that at least one-half of the shares awarded will be performance based and vest based on the company's three-year Total Shareholder Return (TSR), beginning with grants made in 2016. The other one-half is eligible to be earned based on a formulaic assessment of prior year performance against business objectives established by our board. Our compensation committee believes this equity compensation program increases the alignment of our executive officer's interests with our shareholders and motivates our executive officers to achieve our primary objective of maximizing long-term shareholder returns.

        Additionally, in August 2016 our board of directors adopted and approved an amendment to our corporate governance guidelines to increase the stock ownership requirement for our directors from an amount of our common stock having a value in excess of three times his or her annual board retainer fee to an amount of our common stock having a value in excess of four times his or her annual board retainer fee. Current directors are expected to achieve compliance within two years and new directors are expected to achieve compliance within four years. A director who falls out of compliance with the guideline as a result of stock price volatility will have a cure period of two years. In addition, our board adopted and approved an amendment to the 2011 Stock Incentive Plan to: (1) add management stock ownership requirements that match the stock ownership requirements set forth in the our corporate governance guidelines; and (2) establish a minimum vesting period of twelve months for stock options and the stock appreciation rights granted pursuant to the plan.

        In deciding how to vote on this proposal, the board encourages you to read the Compensation Discussion & Analysis section beginning on page 28 of this proxy statement. The board of directors recommends stockholder approval of the following resolution:

          "RESOLVED, that the company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Ashford as disclosed in the company's proxy statement for the 2017 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules."

        Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our board. However, the compensation committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.

 PROPOSAL NUMBER THREE—ADVISORY VOTE ON FREQUENCY OF
FUTURE VOTES ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Security Exchange Act of 1934, we are providing stockholders with the opportunity to vote on a non-binding, advisory basis, regarding how frequently we will submit say-on-pay proposals to our stockholders in the future. Stockholders will be able to specify one of four choices for the proposal on the proxy card: every year, every two years, every three years or abstain.

        Our board believes that, of the three alternative frequencies, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the board with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the compensation committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback may then be considered by our compensation committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the company.

        Please mark on the proxy card your preferred frequency by choosing the option of every year, two years or three years or mark "abstain" when you indicate your preference in response to the resolution set forth below.

        "RESOLVED, that the stockholders of the company approve, on a non-binding, advisory basis, the submission by the company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Securities Exchange Act of 1934 every year, every two years, or every three years."

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. However, because this vote is advisory and not binding on the board or the company in any way, the board may decide that it is in the best interests of the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

        The board of directors unanimously recommends that stockholders vote to hold an advisory vote on executive compensation EVERY YEAR, beginning with the 2017 annual meeting.

PROPOSAL NUMBER FOUR—APPROVAL OF AMENDMENT TO CHARTER TO
INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

        On March 28, 2017, our board adopted, subject to stockholder approval, an amendment to the charter, as amended, to increase the total number of shares of common stock authorized to be issued from 200,000,000 shares to 400,000,000 shares. More specifically, it is proposed that Article V, Section 1 of the charter, as amended, be amended to read as follows (additions shown as underlined and deletions shown as ~~struck through~~):

          Section 1.Number of Authorized Shares.     The Corporation is authorized to issue an aggregate of ~~250,000,000~~ 450,000,000 shares of stock (the "Capital Stock"), consisting of (a) ~~200,000,000~~ 400,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and (b) 50,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). The aggregate par value of all of the shares of all of the classes of stock of the Corporation is $~~250,000~~ 450,000. The Board of Directors by resolution may classify or reclassify any unissued shares of the Common Stock or the Preferred Stock by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

Purpose of the Amendment and Factors to Consider

        The proposed amendment to the charter will give the company the flexibility it requires to issue shares of common stock to meet future long-term corporate needs. At the present time the company has 200,000,000 shares of common stock authorized for issuance. As of March 31, 2017, 97,019,295 shares of common stock have been issued and are outstanding. Additionally, the company has reserved 11,500,000 shares for possible future issuance in respect of the exercise of outstanding employee stock options or conversion of outstanding deferred stock units, conversion of outstanding LTIP units, and the remaining capacity under the company's 2011 Stock Incentive Plan. After giving effect to these reserves, the company has 1,871,259 shares of common stock that remain authorized and available for issuance as of the date of this proxy statement.

        The board believes that this number of shares is insufficient to meet the long-term needs of the company for common stock equity capital and future equity compensation programs. Therefore, the board has determined that it is advisable and in the best interests of the company to amend the charter to increase the authorized number of shares of common stock by an additional 200,000,000 shares in order to "reload" the company's authorized common stock as the company approaches the limit of its current common stock share authorization. If approved, this will be the first increase in the authorized shares of our common stock.

        Although there are no present agreements, plans, arrangements, commitments or understandings with respect to the issuance of additional shares of common stock, the newly authorized shares of common stock could be issued at such times and for such corporate purposes as our board may deem advisable without further action by our stockholders, except as may be required by applicable law or by the rules of the NYSE or any other stock exchange or national securities association trading system on which our common stock may be listed or traded. In this regard, stockholder approval would be required to increase the number of shares of common stock available under our existing 2011 Stock Incentive Plan, and various rules of the SEC and the Internal Revenue Service would make stockholder approval of Proposal 5 very desirable. Subject to such stockholder approvals, the board could authorize the issuance of these shares of common stock for any corporate purpose that the board deems advisable.

        The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The company's stockholders do not have preemptive rights with respect to common stock issuances. Accordingly, any issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of our common stock. The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our common stock.

        If approved, the proposed charter amendment will become effective upon its filing with the Maryland State Department of Assessment and Taxation. The company would make such a filing promptly after the annual meeting to which the proxy statement relates and the new amount of common stock authorized for issuance would be effective immediately.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Four, amendment of our charter.

PROPOSAL NUMBER FIVE—APPROVAL OF AMENDMENT TO THE 2011 STOCK INCENTIVE
PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

General

        Our board of directors proposes and recommends that stockholders approve an amendment to the 2011 Stock Incentive Plan, as amended, increasing the number of shares of common stock that may be issued under the Plan by 5,750,000 shares. The affirmative vote of a majority of the holders of shares of our common stock cast on the proposal will be required for approval.

Description of the Amendment to the 2011 Stock Incentive Plan

        Under the 2011 Stock Incentive Plan, as adopted by stockholders in 2011, 5,750,000 shares of common stock were originally reserved for issuance under the plan. At the annual meeting of stockholders held May 13, 2014, the stockholders approved an amendment to the plan authorizing an increase in the number of shares of common stock that may be issued under the plan by 5,750,000. As of the date of this proxy statement, 11,500,000 shares of common stock are reserved for issuance under the plan. As of December 31, 2016, there were 2,121,263 shares of our common stock, or securities convertible into 2,121,263 shares of our common stock that remained available for issuance under our plan. As of the date of this proxy statement, 1,871,259 shares remain available for issuance under the plan prior to giving effect to 2017 equity awards granted on March 24, 2017. Our board of directors believes that the proposed increase of 5,750,000 shares available for issuance under the plan is important to our continued success in attracting, motivating and retaining qualified directors, officers and employees with appropriate experience and ability, and to increase the grantee's alignment of interest with stockholders.

Eligibility

        Under our 2011 Stock Incentive Plan, we may grant awards to employees, consultants and non-employee directors of the company or its affiliates. While we may grant incentive stock options only to employees of the company or certain of its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. As of March 31, 2017, we had six non-employee directors and our affiliates had a total of approximately 102 employees, all of whom are eligible to participate in the 2011 Stock Incentive Plan.

Material Terms of the 2011 Stock Incentive Plan

        The 2011 Stock Incentive Plan was established for the purpose of encouraging our employees, non-employee directors and other persons who provide advisory or consulting services to us (i) to acquire or increase their equity interests in our company to give an added incentive to work toward its growth and success, and (ii) to allow us to compete for services of the individuals needed for the growth and success of the company. The plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

  •
  nonqualified stock options to purchase common stock;

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  incentive options to purchase common stock;

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  unrestricted stock;

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  restricted stock;

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  phantom stock;

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  stock appreciation rights; and

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  other stock or performance-based award, including long-term incentive partnership units in our operating partnership.

        Shares Subject to the Plan.    Only 1,871,259 shares remain available for issuance under the plan as of the date of this proxy statement prior to giving effect to the 2017 equity awards granted on March 24, 2017. We must reserve sufficient shares to allow for the issuance of the maximum number of shares that may be awarded under any performance-based awards, including performance LTIPs, which must be granted at maximum with such portion as does not vest being forfeited back to the plan. Our board of directors has proposed an amendment to the plan to increase the shares available for issuance under the plan by 5,750,000 shares. Subject to stockholder approval and adoption of the plan, the board has approved the issuance of 2,524,000 equity awards under the new plan to certain of our executive officers and other employees of our advisor.

        In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the plan will be ratably adjusted. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the plan is reduced or in the event any award granted under the plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the plan for the grant of additional awards.

        Administration.    The plan will be administered by the compensation committee of our board of directors. With respect to any grant or award to any individual covered by Section 162(m) of the Code which is intended to be performance-based compensation, the compensation committee will consist solely of two or more "outside directors" as described in such Section 162(m) of the Code.

        The compensation committee will select the participants who are granted any award, and employees, non-employee directors and other persons who provide advisory or consulting services to us are eligible, except that only employees of the company and certain of its affiliates are eligible to receive an award of an incentive stock option.

        The compensation committee may condition any award upon the achievement of any one or more performance goals established solely on the basis of one or more of the following business criteria:

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  operating income;

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  return on net assets;

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  return on assets;

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  return on investment;

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  return on equity;

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  return on capital;

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  pretax earnings;

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  pretax earnings before interest, depreciation, and amortization;

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  pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

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  total stockholder return;

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  earnings per share;

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  increase in revenues;

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  increase in cash flow;

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  increase in cash flow return;

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  economic value added;

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  gross margin;

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  net income;

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  debt reduction; or

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  any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index.

        The performance goals may be measured before or after taking taxes, interest, depreciation, amortization, extraordinary expenses, and/or pension-related expense or income into consideration, will exclude unusual or infrequently occurring items, charges for restructurings, discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment and other items, and will be determined in accordance with U.S. GAAP (to the extent applicable).

        The plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option, which income may be treated as long-term capital gain if applicable holding period requirements have been satisfied. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares' fair market value on the date of exercise and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant. Options may be exercised in accordance with requirements set by the compensation committee, provided that each option shall have a vesting period of at least 12 months. The maximum period in which an option may be exercised will be fixed by the compensation committee but cannot exceed 10 years. Options generally will be nontransferable except in the event of the participant's death, but the compensation committee may allow the transfer of options to members of the participant's immediate family, a family trust or a family partnership.

        Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of any incentive stock option. No participant may be granted incentive stock options that are first exercisable in a calendar year for shares of common stock having a total fair market value (determined as of the option grant), exceeding $100,000, with any shares of common stock in excess of such $100,000 limitation treated as subject to an option that is not an incentive stock option. The per share exercise price for each incentive stock option cannot be less than each such option share's fair market value on the date the incentive stock option is granted; provided that a grant of an incentive stock option to any employee who is a ten percent (10%) stockholder will have an exercise price of not less than 110% of such incentive stock option share's fair market value on the date the incentive stock option is granted. No reload stock option (the right to receive a new option to purchase a share upon the exercise and payment of the exercise price for the original option) may be granted with respect to any incentive stock option. Incentive options must be exercised within three months after the optionee ceases to be an employee for any reason other than death or disability and within one year in the event of death or disability.

        Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of a nonqualified option. The option price for each nonqualified option cannot be less than each such option share's fair market value on the date the nonqualified option is granted. The option price may be paid in cash, by surrendering common stock or through a cashless brokerage exercise.

        Unless the compensation committee provides otherwise, all grants of restricted stock will be subject to vesting, meaning that we will have the right to repurchase or recover the stock for the amount paid, if any, by the participant if vesting conditions are not satisfied. Unless the compensation committee provides otherwise, this repurchase right will lapse (i.e., the shares will vest) with respect to one-third of the restricted stock on the first anniversary of the date of grant and on each of the following two anniversaries of the date of grant, provided the participant remains in our service as an employee, director or consultant. Our compensation committee has the authority to provide for a vesting period different from the typical three-year vesting period. Any unvested shares will vest if we terminate the participant's service without cause, or the participant terminates his or her service with us for good reason. In addition, any unvested shares will vest if the participant's service is terminated for any reason within one year of a change in control or due to death or disability of the participant.

        A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the compensation committee, provided that each stock appreciation right shall have a vesting period of at least 12 months. Each stock appreciation right entitles the participant, upon exercise, to an amount equal to the excess of the fair market value of one share of common stock (determined on the date of exercise) over the grant price of the stock appreciation right. The amount payable to the participant upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

        Phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the compensation committee, to receive, upon vesting, cash equal to the value of a stated number of shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals.

        Consistent with the terms of the plan, the compensation committee will establish the terms of awards of bonus stock, phantom stock, options, stock appreciation rights and other stock or performance-based awards, including long-term incentive partnership units of our operating partnership. These awards may also be subject to vesting requirements as determined by the compensation committee, which may include completion of a period of service or attainment of performance objectives. Awards may also vest upon termination without cause or by the participant with good reason, termination in connection with a change in control, death, disability or such other events as the compensation committee shall determine.

        Prohibition on Repricing.    The committee does not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding share option or share appreciation right without first obtaining stockholder approval.

        Amendment; Duration, Termination.    The board of directors may amend or terminate the plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the plan (other than changes to reflect certain corporate transactions and changes in capitalization) or otherwise materially revises the terms of the plan. No amendment or termination of the plan will affect a participant's rights under outstanding awards without the participant's consent. If not sooner terminated as described above, the plan will terminate on the tenth anniversary of the date of approval by our stockholders, and no new awards may be granted after the termination date. Awards made before the plan's termination will continue in accordance with their terms.

Recent Amendments to Immaterial Terms of the Plan

        On August 2, 2016, the board adopted Amendment No. 2 to the 2011 Stock Incentive Plan to amend the plan (1) to require officers and directors to hold 50% of any award granted pursuant to the plan until such time that his or her applicable ownership guideline is met, and (2) to establish a minimum vesting period for stock options and the stock appreciation rights, neither of which constitutes a "material revision" of the plan (as that term is used in the rules of the New York Stock Exchange).

Reasons Supporting Amendment

        Only 1,871,259 shares remain available for issuance under the existing 2011 Stock Incentive Plan as of the date of this proxy statement prior to giving effect to the 2017 equity awards granted on March 24, 2017. Our board of directors believes that the proposed amendment to the 2011 Stock Incentive Plan is important to our continued success in attracting, motivating and retaining qualified directors and officers with appropriate experience and ability, and to increase the recipients' alignment of interest with stockholders.

        On March 24, 2017, our board approved the issuance of 2,524,000 equity awards under the 2011 Stock Incentive Plan to certain of our executive officers and employees of our advisor, which is contingent upon stockholder approval of the amendment to the 2011 Stock Incentive Plan. These awards have been authorized by the board for issuance subject to stockholder approval of the amendment to the 2011 Stock Incentive Plan. If the amendment to the 2011 Stock Incentive Plan is not approved, these awards will not be effective; however, the board may deem it appropriate to reward the officers and other employees of our advisor in some other fashion.

        Awards that may be granted in the future to eligible participants under the 2011 Stock Incentive Plan, as it may be amended, are discretionary and therefore not determinable. The following awards were granted by the board, subject to stockholder approval of the amendment to the 2011 Stock Incentive Plan.

New Plan Benefits
Proposed Grants under 2011 Stock Incentive Plan, as Amended

Executive Officer	Equity Awards(1)	Dollar Value(1)
Monty J. Bennett, Former Chief Executive Officer	662,977	$3,865,156
Douglas A. Kessler, Chief Executive Officer and President	346,000	2,017,180
Deric S. Eubanks, Chief Financial Officer and Treasurer	208,000	1,212,640
David A. Brooks, Chief Operating Officer, General Counsel and Secretary	276,000	1,609,080
J. Robison Hays, III, Chief Strategy Officer	257,942	1,503,802
Jeremy Welter, Executive Vice President, Asset Management	257,942	1,503,802

(1)
Fifty percent of the award is in the form of time-based equity and fifty percent is in the form of performance-based equity. The number of equity awards shown for the performance-based equity awards and the corresponding dollar amount is based on achievement of target levels of performance although the actual number of performance-based equity awards that may vest is between 0% and 200% of the target number. The dollar value shown is based on a closing share price of our common stock of $5.83 on March 23, 2017, the day before our board approved these awards.

        While the board has approved the issuance of the equity compensation described in the table above, these equity awards are subject to stockholder approval of the amendment to the 2011 Stock Incentive Plan.

Options Granted to Certain Persons

        The company has not granted options under the 2011 Stock Incentive Plan, and has no immediate plans to issue any options under the 2011 Stock Incentive Plan.

Equity Compensation Plan Information

        The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2016:

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	None	N/A	2,121,263	(1)
Equity compensation plans not approved by security holders	None	N/A	None
Total	None	N/A	2,121,263

(1)
As of December 31, 2016, there were 2,121,263 shares of our common stock, or securities convertible into 2,121,263 shares of our common stock, that remained available for issuance under our 2011 Stock Incentive Plan.

        The board of directors recommends a vote FOR approval of Proposal Number Five, approval of amendment to 2011 Stock Incentive Plan.

PROPOSAL NUMBER SIX—RATIFICATION OF THE APPOINTMENT OF
BDO USA, LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. BDO USA, LLP has audited our financial statements as of and for the years ended December 31, 2016 and 2015. Ernst & Young LLP served as our independent registered public accounting firm during 2015 until their resignation effective upon the filing of our third quarter Form 10-Q. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        The reports of Ernst & Young LLP on our financial statements for the fiscal year ended December 31, 2014 and the subsequent interim period through September 25, 2015, the date on which Ernst & Young LLP notified our audit committee of their resignation as our independent auditor, there were (i) no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Ernst & Young LLP furnished us with a letter to addressed to the SEC stating its agreement with the above statements.

        During the fiscal year ended December 31, 2014 and the subsequent interim period through September 25, 2015, neither the company nor anyone acting on its behalf consulted with BDO USA, LLP regarding either (1) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did BDO USA, LLP provide written or oral advice to us that it concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2014 and 2015 until their resignation and by BDO USA, LLP since their appointment included the audits of our annual financial statements and the financial statements of our subsidiaries. Services also included the review of unaudited quarterly financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2016 and 2015, fees incurred related to our principal accountants, BDO USA, LLP and Ernst & Young LLP, as applicable, consisted of the following:

	BDO USA, LLP	Ernst & Young LLP	BDO USA, LLP	TOTAL
	Year Ended December 31,	January 1 - September 29,	September 29 - December 31,	Year Ended December 31,
	2016	2015	2015	2015
Audit Fees	$1,093,178	$687,779	$785,750	$1,473,529
Audit-Related Fees	16,800	905,000	—	905,000
Tax Fees	109,597	338,868	83,500	422,368
All Other Fees	—	—	173,743	173,743

Total	$1,219,575	$1,931,647	$1,042,993	$2,974,640

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of our subsidiaries, reviews of our unaudited quarterly financial information, reporting on the effectiveness of our internal controls over financial reporting and reviews and consultation regarding financial accounting and reporting matters and our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        Representatives of BDO USA, LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP will not be present at the annual meeting.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Six, the ratification of the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2017.

 OTHER PROPOSALS

        The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2017 annual meeting as permitted by Rule 14a-4(c) promulgated under the Exchange Act and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2018 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office, no later than the close of business on January 13, 2018. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present at the 2018 annual meeting of stockholders other than by inclusion in our proxy statement, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 14, 2017 and no later than January 13, 2018. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

        All stockholder proposals must be in full compliance with our bylaws to be eligible for inclusion in our proxy or presentation to our stockholders.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2016. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 13, 2017. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

April 13, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ASHFORD HOSPITALITY TRUST, INC. ATTN: DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes W ay, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E26087-P91294 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASHFORD HOSPITALITY TRUST, INC. The Board of Directors unanimously recommends you vote FOR the following: 1.Election of Directors Nominees: For All Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. All Except ! ! ! 01) Monty J. Bennett 02) Benjamin J. Ansell, M.D. 03) Amish Gupta 04) Kamal Jafarnia 05) Frederick J. Kleisner 06) Philip S. Payne 07) Alan L. Tallis The Board of Directors unanimously recommends you vote FOR proposals 4, 5 and 6. For Against Abstain ! ! ! 4. To approve an amendment to the company’s charter to increase the number of shares of common stock that the company is authorized to issue from 200,000,000 shares to 400,000,000 shares The Board of Directors unanimously recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To obtain advisory approval of the company's executive compensation 5. To approve an amendment to the company’s 2011 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 5,750,000 shares ! ! ! The Board of Directors unanimously recommends you vote to hold an advisory vote on executive compensation every year, beginning with the 2017 annual meeting. 1 Year 2 Years 3 Years Abstain 6. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017 ! ! ! ! ! ! ! 3. To recommend, on an advisory basis, the frequency of future advisory votes on the com pensati o n of the c om pany ’s n a m ed executive officers NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com. E26088-P91294 ASHFORD HOSPITALITY TRUST, INC. ANNUAL MEETING OF STOCKHOLDERS - May 16, 2017 This Proxy is solicited by the Board of Directors of the Company The undersigned, having received notice of the 2017 Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2017 Annual Meeting of Stockholders of Ashford Hospitality Trust, Inc. (the "Company") to be held on Tuesday, May 16, 2017 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR, AND FOR ITEMS 2, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE V.1.1 Address Changes/Comments: